Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

Dated as of October 28, 2015

by and among

JUS-COM, INC.
as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES,

LATERAL JUSCOM FEEDER LLC,
as the Administrative Agent,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

TABLE OF CONTENTS

Page

Article I - THE TERM LOAN	1
1.1 Amounts and Terms of Term Loan Commitments.	1
1.2 Evidence of Term Loans; Term Notes	3
1.3 Interest	3
1.4 Loan Accounts	4
1.5 Optional Prepayments and Termination of Term Loan Commitments	4
1.6 Mandatory Payments of Term Loans	5
1.7 Fees	7
1.8 Payments by the Borrower	7
1.9 Payments by the Lenders to the Administrative Agent; Settlement	8
Article II - CONDITIONS PRECEDENT	8
2.1 Conditions of Initial Term Loans	8
Article III - REPRESENTATIONS AND WARRANTIES	12
3.1 Corporate Existence and Power	12
3.2 Corporate Authorization; No Contravention	13
3.3 Governmental Authorization	13
3.4 Binding Effect	13
3.5 Litigation	13
3.6 No Default	14
3.7 ERISA Compliance	14
3.8 Use of Proceeds; Margin Regulations	14
3.9 Ownership of Property; Liens	14
3.10 Taxes	14
3.11 Financial Condition	14
3.12 Environmental Matters	15
3.13 Regulated Entities	16
3.14 Solvency	16
3.15 Labor Relations	16
3.16 Intellectual Property	16
3.17 Brokers’ Fees	16
3.18 Insurance	16
3.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock	17
3.20 Full Disclosure	17
3.21 Foreign Assets Control Regulations and Anti-Money Laundering	17
3.22 Patriot Act; FCPA	17
3.23 Collateral Representations	18
3.24 Status of Intermediate Holdings and Holdings	19
Article IV - AFFIRMATIVE COVENANTS	19
4.1 Financial Statements	19
4.2 Certificates; Other Information	20
4.3 Notices	21
4.4 Preservation of Corporate Existence, Etc	22
4.5 Maintenance of Property	22
4.6 Insurance	22
4.7 Payment of Obligations	23

4.8 Compliance with Laws	23
4.9 Inspection of Property and Books and Records	23
4.10 Use of Proceeds	24
4.11 Cash Management Systems; Blocked Account	24
4.12 Further Assurances.	26
4.13 Environmental Matters	27
4.14 Post-Closing Milestones	28
4.15 Material Contracts	28
4.16 Information Rights	28
Article V - NEGATIVE COVENANTS	28
5.1 Limitation on Liens	28
5.2 Disposition of Assets	30
5.3 Consolidations and Mergers	31
5.4 Loans and Investments	31
5.5 Limitation on Indebtedness	33
5.6 Transactions with Affiliates	33
5.7 Management Fees and Compensation	33
5.8 Use of Proceeds	34
5.9 Contingent Obligations	34
5.10 Compliance with ERISA	35
5.11 Restricted Payments	35
5.12 Change in Business	36
5.13 Amendments to Organizational Documents and Material Contracts; Optional Prepayments of Indebtedness	36
5.14 Changes in Accounting, Name and Jurisdiction of Organization	37
5.15 No Negative Pledges	37
5.16 OFAC; Patriot Act	37
5.17 Sale-Leasebacks; Equipment Debt	37
5.18 Hazardous Materials	38
Article VI - FINANCIAL COVENANTS	38
6.1 Consolidated Capital Expenditures	38
6.2 Consolidated EBITDA	38
6.3 Consolidated Leverage Ratio	38
6.4 Minimum Consolidated Debt Service Coverage Ratio	39
6.5 Qualified Cash	39
Article VII - EVENTS OF DEFAULT	39
7.1 Event of Default	39
7.2 Remedies	41
7.3 Rights Not Exclusive	42
Article VIII - THE ADMINISTRATIVE AGENT	42
8.1 Appointment and Duties	42
8.2 Binding Effect	43
8.3 Use of Discretion	43
8.4 Delegation of Rights and Duties	44
8.5 Reliance and Liability	44
8.6 Administrative Agent Individually	45
8.7 Lender Credit Decision	45
8.8 Expenses; Indemnities; Withholding	46
8.9 Resignation of the Administrative Agent	47

8.10 Release of Collateral or Guarantors	47
8.11 Additional Secured Parties	48
Article IX - MISCELLANEOUS	48
9.1 Amendments and Waivers	48
9.2 Notices	50
9.3 Electronic Transmissions	50
9.4 No Waiver; Cumulative Remedies	51
9.5 Costs and Expenses	51
9.6 Indemnity	51
9.7 Marshaling; Payments Set Aside	52
9.8 Successors and Assigns	52
9.9 Assignments and Participations; Binding Effect	52
9.10 Non-Public Information; Confidentiality	56
9.11 Set-off; Sharing of Payments	57
9.12 Counterparts; Facsimile Signature	58
9.13 Severability	58
9.14 Captions	58
9.15 Independence of Provisions	58
9.16 Interpretation	58
9.17 No Third Parties Benefited	58
9.18 Governing Law and Jurisdiction	58
9.19 Waiver of Jury Trial	59
9.20 Entire Agreement; Release; Survival	59
9.21 Patriot Act	60
9.22 Joint and Several	60
9.23 Creditor-Debtor Relationship	60
Article X - TAXES, YIELD PROTECTION AND ILLEGALITY	60
10.1 Taxes	60
10.2 Reserved	63
10.3 Increased Costs	63
10.4 Reserved	64
10.5 Reserved	64
10.6 Mitigation	65
10.7 Certificates of Lenders	65
Article XI - DEFINITIONS	65
11.1 Defined Terms	65
11.2 Other Interpretive Provisions	83
11.3 Accounting Terms and Principles	84
11.4 Payments	84

SCHEDULES

Schedule 1.1(a)	Initial Term Loan Commitments
Schedule 1.1(b) Delayed Draw Term Loan Commitments	Additional Term Loan Commitments
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.23(b)	Jurisdiction of Organization; Legal Names; Etc.
Schedule 3.23(c)	Intellectual Property
Schedule 3.23(d)	Documents; Instruments
Schedule 3.23(e)	Deposit Accounts; Securities Accounts
Schedule 3.23(f)	Electronic Chattel Paper; Letter of Credit Rights
Schedule 3.23(g)	Commercial Tort Claims
Schedule 3.23(h)	Pledged Stock and Stock Equivalents
Schedule 3.23(i)	Chief Executive Office; Real Estate Related Disclosures
Schedule 3.23(j)	Material Contracts
Schedule 4.14	Post-Closing Milestones
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.9	Contingent Obligations
Schedule P-1	Prior Indebtedness

EXHIBITS
Exhibit 2.1(c)	Form of Solvency Certificate
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 10.1-1	Form of U.S. Tax Compliance Certificate
Exhibit 10.1-2	Form of U.S. Tax Compliance Certificate
Exhibit 10.1-3	Form of U.S. Tax Compliance Certificate
Exhibit 10.1-4	Form of U.S. Tax Compliance Certificate
Exhibit A-1	Form of Assignment and Assumption
Exhibit A-2	Form of ATL Note
Exhibit I-1	Form of ITL Note
Exhibit N-1	Form of Notice of Borrowing

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of October 28, 2015 among (1) JUS-COM, INC., an Indiana corporation (the “Borrower”), (2) the other Persons party hereto that are designated as Credit Parties, (3) LATERAL JUSCOM FEEDER LLC (in its individual capacity, “Lateral”), as Administrative Agent for the several lenders from time to time party to this Agreement (each, individually, a “Lender” and, collectively, the “Lenders”), and (4) such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, term loans, upon and subject to the terms and conditions set forth in this Agreement;

WHEREAS, FTE Networks, Inc., a Nevada corporation and the holder (indirectly) of all of the Stock and Stock Equivalents of the Borrower (“Holdings”), and the other Credit Parties will derive substantial direct and indirect benefits from the entry by the Borrower into this Agreement and are willing to guaranty all of the Obligations of the Borrower hereunder; and

WHEREAS, the Borrower, Holdings and the other Credit Parties desire to secure all of the Borrower’s Obligations under the Loan Documents, and the guaranty by the other Credit Parties of Borrower’s Obligations under the Loan Documents, by granting to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property (other than Excluded Property).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

Article I - THE TERM LOAN

1.1 Amounts and Terms of Term Loan Commitments.

(a) The Initial Term Loans.

(i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Lender, severally and not jointly, agrees to make term loans to the Borrower on the Closing Date (the “Initial Term Loans”) in the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Initial Term Loan Commitment” (such amount being referred to herein as such Lender’s “ITL Commitment”).

(ii) Amounts borrowed as the Initial Term Loans which are repaid or prepaid may not be reborrowed and no refunds of, or credits for, such payments shall be required.

(b) The Additional Term Loans.

(i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Lender, severally and not jointly, agrees to make term loans to the Borrower on one Business Day during the period from the Business Day immediately following the Closing Date through the ATL Commitment Termination Date (the “Additional Term Loans”), in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Additional Term Loan Commitments” (as the same may be reduced from time to time in accordance with this Agreement) or in the Assignment pursuant to which such Lender became a Lender hereunder (as the same may be reduced from time to time in accordance with this Agreement) (in either case, such amount being referred to herein as such Lender’s “ATL Commitment;” and, the ITL Commitments and the ATL Commitments are sometimes referred to collectively as the “Term Loan Commitments”).

(ii) Amounts borrowed as the Additional Term Loans which are repaid or prepaid may not be reborrowed and no refunds of, or credits for, such payments shall be required.

(iii) The commitment of the Lenders with an ATL Commitment to fund Additional Term Loans is conditioned on the satisfaction of the following conditions:

(A) the requested Borrowing date of the applicable Additional Term Loans is a Business Day;

(B) no Default or Event of Default shall exist at the time of, or after giving effect to, the funding of the requested Additional Term Loans;

(C) each representation or warranty by any Credit Party contained herein or in any other Loan Document is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date the Additional Term Loans are proposed to be funded, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

(D) the Administrative Agent shall have received on a date which is at least five (5) Business Days (or such shorter period as the Administrative Agent may agree) prior to the date the requested Additional Term Loans are proposed to be funded, a Notice of Borrowing with respect to the requested Additional Term Loans (which shall be in an aggregate principal amount not in excess of the remaining ATL Commitments; the Administrative Agent shall promptly advise the Lenders of the receipt of the Notice of Borrowing; and no more than one (1) Notice of Borrowing may be tendered requesting Additional Term Loans);

(E) the Tender Offer shall have expired in accordance with the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Administrative Agent);

(F) the Administrative Agent shall have received evidence that all Senior Secured Notes properly tendered for purchase (and not withdrawn) have been accepted for purchase by Holdings in accordance with the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Administrative Agent) and all other conditions set forth in the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Administrative Agent) to Holdings’ obligation to purchase any Senior Secured Notes properly tendered (and not withdrawn) have been satisfied (or waived with the prior written consent of the Administrative Agent);

(G) the Administrative Agent shall have received evidence that contemporaneously with the funding of the Additional Term Loans Holdings shall have commenced a consent solicitation pursuant to which Holdings shall solicit the consent of the holders of its Stock and Stock Equivalents to amend and\or restate the certificate of incorporation (and any related designations of rights and preferences related to preferred Stock) of Holdings, all in form, scope and substance (and pursuant to documentation) satisfactory to the Administrative Agent; and

(H) the Additional Lateral Stock shall have been issued to the Lenders.

(c) The parties hereto agree that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder, nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

1.2 Evidence of Term Loans; Term Notes.

(a) The Initial Term Loan made by each Lender is evidenced by this Agreement and, if requested by such Lender, an ITL Note payable to such Lender and delivered to such Lender by the Borrower in an amount equal to the unpaid balance of the Initial Term Loan held by such Lender.

(b) The Additional Term Loans made by each Lender with an ATL Commitment are evidenced by this Agreement and, if requested by such Lender, an ATL Note payable to such Lender in an amount equal to the unpaid balance of the Additional Term Loans held by such Lender.

1.3 Interest.

(a) Subject to subsections 1.3(d) and 1.3(e), the Term Loans shall bear interest at a rate per annum equal to the Applicable Rate. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Interest on each Term Loan shall be paid in arrears on each Interest Payment Date. Subject to the following proviso, all accrued but unpaid interest payable on any Interest Payment Date shall be paid in cash; provided, however, that a portion of such interest at a rate equal to the Applicable PIK Component of the Applicable Rate for the applicable period during which the corresponding Applicable PIK Component was in effect shall be paid-in-kind (each such addition, a “Principal Increase”) unless either (i) an Event of Default has occurred and is continuing (in which case all interest due on any applicable Interest Payment Date shall be paid in full in cash), or (ii) the Borrower irrevocably notifies the Administrative Agent in writing at least five (5) Business Days, but not more than twenty (20) Business Days, prior to the applicable Interest Payment Date of its unconditional commitment to pay all interest otherwise due and payable on such date in cash (in which case all interest due on the applicable Interest Payment Date shall be paid in full in cash). Principal Increases shall be considered a principal obligation outstanding in respect of the Term Loans for all purposes hereunder, including, without limitation, calculation of interest on subsequent Interest Payment Dates.

(c) Accrued but unpaid interest shall also be paid in cash on the date of any payment or prepayment of the Term Loans.

(d) At the election of the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Section 7.1(a), 7.1(f) or 7.1(g) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Term Loans from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding three percent (3.00%) per annum to the Applicable Rate. All such interest shall be payable in cash on demand of the Required Lenders.

(e) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

(f) Holdings, the Borrower and the Lenders agree (i) that the Initial Lateral Stock to be issued to the Lenders on the Closing Date has a per share value of $0.71, (ii) that as a result of the value allocated to the Initial Lateral Stock pursuant to clause (i), the Additional Lateral Stock to be issued in connection with the funding of the Additional Term Loans (which the parties agree has the same per share valued as the Initial Lateral Stock), the Principal Increase described in Section 1.3(b) hereof, and the fees contemplated by the Fee Letter, the Term Loans are deemed, for Tax purposes, to be issued with original issue discount (“OID”), as defined in Section 1273(a)(1) of the Code, (iii) that any calculation by the Borrower regarding the amount of OID for any accrual period on the Term Loans shall be subject to review and approval of the Lenders, which approval shall not be unreasonably withheld, delayed or conditioned, and (iv) to adhere to this provision for federal income Tax purposes and not to take any action or file any Tax Return inconsistent herewith (including with respect to the amount of OID on the Term Loans as determined in accordance with the preceding clause (iii)).

1.4 Loan Accounts. The Administrative Agent, on behalf of the Lenders, shall record on its books and records the amount of each Term Loan made, the interest rate applicable thereto, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Administrative Agent shall deliver to the Borrower, at its request, a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Term Note) to pay any amount owing with respect to the Term Loans or provide the basis for any claim against the Administrative Agent.

1.5 Optional Prepayments and Termination of Term Loan Commitments.

(a) Optional Prepayments Generally. The Borrower may at any time on or after (but not before) October 28, 2016, upon at least three (3) Business Days’ (or such shorter period as is acceptable to the Administrative Agent) prior written notice (in form and substance reasonably acceptable to the Administrative Agent) by the Borrower to the Administrative Agent, prepay the Term Loans in whole or in part in an amount greater than or equal to $100,000. Subject to Section 1.8(c), optional prepayments of the Term Loan shall be applied to prepay amounts otherwise payable in respect of the Term Loans on the Maturity Date.

(b) Notices. Notice of prepayment pursuant to clause (a) above shall not thereafter be revocable by the Borrower and the Administrative Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment. The payment amount specified in a notice of prepayment shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.5, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders) in cash (i) all accrued but unpaid interest on the portion of the Term Loans to be prepaid and (ii) the corresponding Prepayment Premium.

(c) Term Loan Commitments. Each ITL Commitment shall terminate immediately following the funding of the Initial Term Loans. Each ATL Commitment shall terminate immediately following the earlier to occur of (i) the funding of any Additional Term Loans and (ii) the ATL Commitment Termination Date. The Borrower may at any time upon at least three (3) Business Days’ (or such shorter period as is acceptable to the Administrative Agent) prior written notice (in form and substance reasonably acceptable to the Administrative Agent) by the Borrower to the Administrative Agent permanently reduce the ATL Commitments; provided, that, such reductions shall be in an amount greater than or equal to $100,000. All reductions of the ATL Commitments shall be allocated pro rata among all Lenders with an ATL Commitment.

1.6 Mandatory Payments of Term Loans.

(a) Scheduled Term Loan Payments. The entire principal balance of the Term Loans, including all Principal Increases thereon, shall be due and payable in cash on the Maturity Date. In addition, the entire principal balance of the Term Loans, including all Principal Increases thereon, shall be due and payable in cash if the Tender Offer expires and Holdings fails (or is unable) to accept for purchase in accordance with the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Required Lenders) at least 80% in aggregate principal amount of the Senior Secured Notes.

(b) Asset Dispositions; Events of Loss. If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i) make a Disposition; or

(ii) suffer an Event of Loss;

then (A) the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall deliver, or cause to be delivered, the Net Proceeds to the Administrative Agent for distribution to the Lenders as a prepayment of the Term Loans, which prepayment shall be applied in accordance with Section 1.6(d) hereof. The foregoing notwithstanding and provided no Default or Event of Default has occurred and is continuing, no prepayment with the Net Proceeds of a Disposition or an Event of Loss shall be required to the extent a Credit Party or such Subsidiary reinvests the Net Proceeds of such Disposition or Event of Loss in replacement assets substantially similar to the assets that were the subject of such Disposition or Event of Loss, within one hundred eighty (180) days after the date of such Disposition or Event of Loss, as the case may be; provided, that the Borrower notifies the Administrative Agent in writing of the Borrower’s or such Subsidiary’s intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively.

(c) Equity Issuances; Incurrence of Debt; Extraordinary Receipts. Immediately upon receipt by any Credit Party or any Subsidiary of any Credit Party of (i) the Net Issuance Proceeds of (A) any Equity Issuance or (B) the incurrence of Indebtedness (other than Net Issuance Proceeds from the incurrence of Indebtedness permitted hereunder) or (ii) the Net Proceeds of any Extraordinary Receipts, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent an amount equal to such Net Issuance Proceeds or Net Proceeds, as the case may be, in each instance, for distribution to the Lenders as a prepayment of the Term Loans, which prepayment shall be applied in accordance with Section 1.6(d).

(d) Notice and Application of Prepayments; Prepayment Premium.

(i) In connection with any prepayment required under Section 1.6(b) or Section 1.6(c), the Borrower shall provide at least three (3) Business Days’ (or such shorter period as is acceptable to the Administrative Agent) prior written notice (in form and substance reasonably acceptable to the Administrative Agent) of each such prepayment by the Borrower to the Administrative Agent, which notice shall specify the amount of the prepayment and the subsection pursuant to which such prepayment is being made (each, a “Prepayment Date”). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment, the Prepayment Date and of such Lender’s pro rata share of the prepayment. Each Lender may elect (in its sole discretion) to decline or accept, as the case may be, all (or any portion) of its pro rata share of any prepayment by giving notice of such election in writing to the Administrative Agent no later than 11:00 a.m. on the Business Day immediately prior to the Prepayment Date. If a Lender fails to deliver a notice of election to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s pro rata share of the total amount of such prepayment. Upon receipt by the Administrative Agent of such notice of election, the Administrative Agent shall immediately notify the Borrowers of such election. Any amounts declined by any Lender shall be retained by the Credit Parties and their Subsidiaries and may be utilized in any manner not inconsistent with the terms of this Agreement.

(ii) Subject to Section 1.8(c), any prepayments of the Term Loans pursuant to Section 1.6 shall be applied to prepay amounts otherwise payable in respect of the Term Loans on the Maturity Date.

(iii) Together with each payment made pursuant to Section 1.6, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders) in cash (i) all accrued but unpaid interest on the portion of the Term Loans to be prepaid and (ii) the corresponding Prepayment Premium.

(e) No Implied Consent. Provisions contained in this Section 1.6 for application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.7 Fees. On the date that any Term Loans are funded, the Borrower shall pay the fees contemplated to be paid pursuant to the Fee Letter.

1.8 Payments by the Borrower.

(a) Subject to Section 10.1, all payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to the Administrative Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to the Administrative Agent (or such other address as the Administrative Agent may from time to time specify in accordance with Section 9.2), and shall be made in Dollars and by wire transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 12:00 p.m. on the date due. Any payment which is received by the Administrative Agent later than 12:00 p.m. may in Administrative Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. The Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.

(b) If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) During the continuance of an Event of Default (and notwithstanding any direction by the Borrower to the contrary), the Administrative Agent shall upon the direction of the Required Lenders apply any and all payments received by the Administrative Agent in respect of any Obligation and all proceeds received by the Administrative Agent as a result of the exercise of its remedies under the Collateral Documents in accordance with the clauses first through sixth below. Anything to the contrary contained herein notwithstanding, all proceeds of Collateral and all amounts collected or received by Administrative Agent, including all payments made by Credit Parties to Administrative Agent, after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of the Administrative Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of the Lenders payable or reimbursable by the Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Term Loans and fees owed to the Administrative Agent and the Lenders;

fourth, to payment of principal of the Term Loans then due and payable;

fifth, to all other Obligations owing to the Lenders then due and payable; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied to each category in numerical order until amounts in such category have been paid in full in cash prior to the application to the next succeeding category, (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to the clauses set forth above, and (iii) amounts applied to the Term Loan or interest in respect thereof shall be applied pro rata between the Initial Term Loans and the Additional Term Loans.

1.9 Payments by the Lenders to the Administrative Agent; Settlement.

(a) Disbursements. Upon receipt of the proceeds of the Term Loans from the Lenders, the Administrative Agent shall, on behalf of Lenders, disburse funds to the Borrower.

(b) Settlements. In the case of any payment of principal or interest received by the Administrative Agent from the Borrower in respect of the Term Loans prior to 12:00 p.m. on any Business Day, the Administrative Agent shall pay to each Lender such Lender’s Commitment Percentage of such payment on such Business Day, and, in the case of any payment of principal or interest received by the Administrative Agent from the Borrower in respect of the Term Loan later than 12:00 p.m. on any Business Day, the Administrative Agent shall pay to each Lender such Lender’s Commitment Percentage of such payment, and such payments shall be made by wire transfer not later than 12:00 p.m. on the next Business Day.

(c) Return of Payments.

(i) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and the Administrative Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(d) Procedures. The Administrative Agent hereby is authorized by each Credit Party and each other Secured Party to establish reasonable procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto.

Article II - CONDITIONS PRECEDENT

2.1 Conditions of Initial Term Loans. The obligation of each Lender to make its Initial Term Loans hereunder is subject to satisfaction of the following conditions in a manner reasonably satisfactory to the Administrative Agent and the Lenders:

(a) Transaction Documents. The Administrative Agent shall have received on or before the Closing Date executed counterparts of the following Transaction Documents:

(i) this Agreement;

(ii) to the extent requested by any Lender, ITL Note(s) with respect to such Lender’s Initial Term Loan(s);

(iii) the Guaranty and Security Agreement;

(iv) short form Intellectual Property security agreements, in form and substance reasonably satisfactory to the Administrative Agent, covering all right, title and interest of the Credit Parties in Patents and Trademarks registered or applied for with the United States Patent and Trademark Office and Copyrights registered or applied for with the United States Copyright Office;

(v) Control Agreements with respect to the Blocked Account and all other deposit accounts and securities accounts of the Credit Parties, other than any such account as constitutes an Excluded Account;

(vi) the Initial Lateral Stock and each other Equity Investment Document;

(vii) the Fee Letter; and

(viii) a Notice of Borrowing with respect to the Initial Term Loans.

(b) Satisfaction of Existing Obligations. The Administrative Agent shall have received:

(i) a fully executed pay-off letter, settlement or other satisfaction agreement reasonably satisfactory to the Administrative Agent confirming that all obligations owing by any Credit Party to a Prior Creditor that will be repaid in full from the proceeds of the Initial Term Loans or otherwise satisfied on or prior to the Closing Date and all Liens upon any of the Property of the Credit Parties or any of their Subsidiaries in favor of a Prior Creditor shall be terminated by the applicable Prior Creditor immediately upon such payment or the satisfaction of the applicable conditions precedent to the satisfaction in full of the Indebtedness or other liabilities owing to the applicable Prior Creditor; and

(ii) copies of all Settlement Agreements, each duly executed and delivered by the parties signatory thereto, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(c) Evidence of Solvency. The Administrative Agent shall have received a solvency certificate from the chief executive officer or chief financial officer of Holdings and the Borrower in substantially the form attached hereto as Exhibit 2.1(c).

(d) Required Information. The Administrative Agent and the Lenders shall have received the financial statements referred to in Section 3.11(a).

(e) Blocked Account, Equity Related and Personal Property Requirements. The Administrative Agent shall have received:

(i) evidence that the Borrower has established the Blocked Account;

(ii) evidence that the Organizational Documents of each Credit Party that is a limited liability company or limited partnership organized under the laws of the United States or a political subdivision thereof have been amended, in form and substance reasonably satisfactory to the Administrative Agent, to reflect the members’ or partners’, as applicable, election to opt-in to Article 8 of the UCC, certificate the Stock of such Credit Party and otherwise to accommodate any assignments thereof arising from the exercise of default remedies by the Secured Parties;

(iii) all certificates or instruments, if any, representing or evidencing the Stock or Stock Equivalents required to be pledged pursuant to the terms of the Guaranty and Security Agreement, accompanied by instruments of transfer or stock powers undated and endorsed in blank;

(iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each United States jurisdiction as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to perfect the Liens created, or purported to be created, by the Collateral Documents; and

(v) copies of UCC, United States Patent and Trademark Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state and county jurisdictions in which any property of any Credit Party is located and the state and county jurisdictions in which any Credit Party is organized or maintains its principal place of business and such other searches that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens).

(f) Fees and Expenses. There shall have been paid all fees and expenses required to be paid on the Closing Date pursuant to the Transaction Documents.

(g) Absence of Litigation. There shall not exist any judgment, decree or order of any Governmental Authority which would prevent the performance of this Agreement or the transactions contemplated hereby or declare unlawful this Agreement or the transactions contemplated hereby.

(h) PATRIOT Act. The Administrative Agent and the Lenders shall have received, at least five days prior to the Closing Date, all documentation and other information requested by the Administrative Agent or any Lender and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(i) Other Customary Closing Deliverables. The Administrative Agent and the Lenders shall have received:

(i) a legal opinion from (A) K&L Gates LLP, designated transactional counsel to the Credit Parties, (B) special Nevada counsel to the Credit Parties, and (C) special Indiana counsel to the Credit Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(ii) customary insurance certificates and endorsements thereto in form and substance reasonably satisfactory to the Administrative Agent naming the Administrative Agent (on behalf of the Lenders) as an additional insured or loss payee (and mortgagee), as the case may be, under all insurance policies to be maintained with respect to the properties of the Credit Parties forming part of the Collateral;

(iii) a certificate of a Responsible Officer of each Credit Party dated the Closing Date, certifying (A) that attached thereto is (1) a true and complete copy of a certificate as to the good standing of each Credit Party (in so-called “long-form” if available), as of a recent date, from such Secretary of State of the state of its organization (or other applicable Governmental Authority to the extent available), (2) a true and complete copy of each Organization Document of such Credit Party certified as of a recent date by the Secretary of State of the state of its organization, (3) is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Credit Party authorizing the execution, delivery and performance of the Transaction Documents to which such Credit Party is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (4) a true and complete copy of each Material Contract and (B) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of such Credit Party (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate in this clause (iii));

(iv) a pro forma Compliance Certificate demonstrating, as of the last day of the fiscal period most recently ended for which financial statements of Holdings have been delivered to the Administrative Agent, compliance with Article VI hereof; and

(v) a certificate signed by a Responsible Officer of the Borrower dated the Closing Date certifying as to an attached (A) detailed sources and uses statement and funds flow memorandum, including the payment of all fees and expenses in connection therewith, (B) pro forma equity ownership table of Holdings, and (C) pro forma consolidated balance sheet of Holdings (the “Pro Forma Balance Sheet”).

(j) Tender Offer. Contemporaneously with the making of the Initial Term Loans, the Tender Offer shall have commenced in accordance with the Tender Offer Documents.

(k) Accuracy of Representations and Warranties. Each representation or warranty by any Credit Party contained herein or in any other Transaction Document is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date the Initial Term Loans are proposed to be funded, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(l) No Defaults or Events of Default. No Default or Event of Default has occurred and is continuing or could reasonably be expected to result after giving effect to the incurrence of the Initial Term Loans.

(m) General Diligence. The Administrative Agent shall have completed its business, financial, legal and collateral due diligence of the Credit Parties, with results satisfactory to the Administrative Agent and the Lenders, including, without limitation (i) the receipt of a quality of earnings report in form and substance (and issued by a Person) satisfactory to the Administrative Agent and the Lenders, (ii) a satisfactory review of all contracts of the Credit Parties, and (iii) background checks on such Persons as the Administrative Agent or any Lender may require.

For the purpose of determining satisfaction with the conditions specified in this Section 2.1, each Lender that has signed and delivered this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 2.1 unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

The request by the Borrower and acceptance by the Borrower of the proceeds of any Term Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.1 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Administrative Agent’s Liens, on behalf of itself, the Secured Parties, pursuant to the Collateral Documents.

Article III - REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to the Administrative Agent and each Lender that the following are true, correct and complete:

3.1 Corporate Existence and Power. Each Credit Party and each of their respective Subsidiaries:

(a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Transaction Documents to which it is a party;

(c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Credit Parties of this Agreement and by each Credit Party and each of their respective Subsidiaries of any other Transaction Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(a) contravene the terms of any of that Person’s Organization Documents;

(b) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(c) violate any material Requirement of Law in any material respect.

3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement or any other Transaction Document except (a) for recordings and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents and (b) those obtained or made on or prior to the Closing Date.

3.4 Binding Effect. This Agreement and each other Transaction Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Transaction Document or any of the transactions contemplated hereby or thereby; or

(b) could reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of the Threshold Amount; or

(c) seek an injunction or other equitable relief which could reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. No Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of the Administrative Agent’s Liens on the Collateral. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have any Material Liability.

3.7 ERISA Compliance. No Credit Party, no Subsidiary of any Credit Party, nor any of their ERISA Affiliates maintains or contributes to any Defined Benefit Plan or Multiemployer Plan.

3.8 Use of Proceeds; Margin Regulations. (a) The proceeds of the Term Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8.

(b) No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Term Loans shall not be used for the purpose of purchasing or carrying Margin Stock. No Credit Party and no Subsidiary of any Credit Party owns any Margin Stock.

3.9 Ownership of Property; Liens. Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses. None of the Property of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens and no Permitted Lien interferes in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party at any Real Estate.

3.10 Taxes. All federal, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Credit Party have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-timely payment thereof except for those that are contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Credit Party in accordance with GAAP. No Tax Return of any Credit Party is under audit or examination by any Governmental Authority and no written notice of any audit or examination or any written assertion of any claim for Taxes of any Credit Party has been given or made by any Governmental Authority, which audit, examination or claim has not been resolved. Proper and accurate amounts have been withheld by each Credit Party from their respective employees for all periods in material compliance with the Tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Credit Party is a party to any tax sharing agreement.

3.11 Financial Condition.

(a) Each of (i) the audited consolidated balance sheet of Holdings and its Subsidiaries dated September 30, 2014, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date, (ii) the unaudited interim consolidated balance sheet of Holdings and its Subsidiaries dated June 30, 2015, and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the nine fiscal months then ended, and (iii) the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2015, and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the nine fiscal months then ended:

(i) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(ii) present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries or the Borrower and its Subsidiaries (as the case may be) as of the dates thereof and results of operations for the periods covered thereby.

(b) The Pro Forma Balance Sheet delivered on the Closing Date was prepared by Holdings and the Borrower giving pro forma effect to the funding of the Term Loans and was based on the unaudited consolidated balance sheets of Holdings and its Subsidiaries dated June 30, 2015.

(c) Since September 30, 2014 there has been no Material Adverse Effect.

(d) The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e) All financial information (other than financial projections) delivered to the Administrative Agent was true and correct in all material respects on the date such financial information was delivered to the Administrative Agent. No such information is materially misleading as of the Closing Date or any other date of a Borrowing hereunder (subject to such written supplements and updates thereto as have been delivered to the Administrative Agent). All financial performance projections delivered to the Administrative Agent, including the financial performance projections delivered on or prior to the Closing Date, represent the Borrower’s good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by the Administrative Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

3.12 Environmental Matters. Except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, any Material Liability to the Credit Parties and their Subsidiaries, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.

3.13 Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Transaction Documents.

3.14 Solvency. Both before and after giving effect to (a) the Term Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of the Term Loans to or as directed by the Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower (individually) is, and the Credit Parties (taken as a whole) are, Solvent.

3.15 Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to result in any Material Liability. There is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party. No petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party. No such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16 Intellectual Property.

(a) Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted.

(b) The conduct and operations of each Credit Party and each Subsidiary of each Credit Party does not, to the best knowledge of the Credit Parties (after due inquiry), infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Transaction Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to result in any Material Liability.

3.17 Brokers’ Fees. None of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18 Insurance. Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates. A true and complete listing of such insurance, including issuers, coverages and deductibles is set forth on Schedule 3.18.

3.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrower and Subsidiaries of the Borrower, those in favor of Administrative Agent, for the benefit of the Secured Parties. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding Stock of each Credit Party is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.

3.20 Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Transaction Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Transaction Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to the Administrative Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.21 Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party, no Subsidiary of a Credit Party, and no director, officer, employee, agent, or affiliate of a Credit Party or any Subsidiary thereof is an individual or entity (each, a “Designated Person”) that is, or is owned or controlled by Designated Persons that are, the subject of any list-based or territorial sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”).

3.22 Patriot Act; FCPA. Each Credit Party and each Subsidiary of each Credit Party is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No Credit Party or Subsidiary of a Credit Party nor, to the knowledge of the Credit Parties, any director, officer, agent, employee or other person acting on behalf of a Credit Party or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law (and the Credit Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith). No part of the proceeds of any Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption law (and the Credit Parties have instituted and maintain policies and procedures designed to ensure continued compliance therewith).

3.23 Collateral Representations.

(a) The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Credit Parties in the Collateral described therein. Except for filings and such other actions completed prior to, or contemporaneously with, the Closing Date and as otherwise contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect such Liens.

(b) Set forth on Schedule 3.23(b) is each Credit Party’s jurisdiction of organization (currently and for the preceding five years), legal name (currently and for the preceding five years), federal employer identification number and organizational identification number, if any.

(c) Set forth on Schedule 3.23(c) is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) in which any Credit Party has any right, title or interest (including the name/title, current owner, registration or application number, and registration or application date), but excluding therefrom any commercially available software licenses.

(d) Set forth on Schedule 3.23(d) is a description of all documents, instruments, and tangible chattel paper of the Credit Parties.

(e) Set forth on Schedule 3.23(e) is a description of all deposit accounts and securities accounts of the Credit Parties, including the name of (i) the applicable Credit Party, (ii) in the case of a deposit account, a description of the purpose of such account, and (iii) in the case of a securities account, the securities intermediary or issuer, as applicable.

(f) Set forth on Schedule 3.23(f) is a description of all electronic chattel paper and letter-of-credit rights of the Credit Parties, including the name of (i) the applicable Credit Party, (ii) in the case of electronic chattel paper, the account debtor and (iii) in the case of letter-of-credit rights, the issuer or nominated person, as applicable.

(g) Set forth on Schedule 3.23(g) is a description of all commercial tort claims of the Credit Parties.

(h) Set forth on Schedule 3.23(h) is a list of all Stock and Stock Equivalents required to be pledged to the Administrative Agent pursuant to the Collateral Documents (in each case, detailing the grantor thereof, the Person whose Stock or Stock Equivalents are pledged, the number of shares of each class of Stock, the certificate number, if any) and percentage ownership of outstanding shares of each class of Stock and the class or nature of such Stock (i.e. voting, non-voting, preferred, etc.).

(i) Set forth on Schedule 3.23(i) is a list of (i) the chief executive office of each Credit Party, (ii) each other location where any significant administrative functions are performed on behalf of any Credit Party, (iii) each other location where a Credit Party maintains any books or records (electronic or otherwise) and (iv) each location where any material personal property Collateral is located at any premises owned or leased by a Credit Party (in each case, including (A) an indication if such location is leased or owned, (B), if leased, the name of the lessor, and if owned, the name of the Credit Party owning such property, and (C) the address of such property (including, the city, county, state and zip code)). Schedule 3.23(i) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.

 (j) Set forth on Schedule 3.23(j) is a complete and accurate list of all Material Contracts of each Credit Party.

3.24 Status of Intermediate Holdings and Holdings. Intermediate Holdings has not engaged in any business activities and does not own any Property other than (i) ownership of the Stock and Stock Equivalents of the Credit Parties listed on Schedule 3.19 and assets incidental thereto, (ii) activities and contractual rights incidental to maintenance of its corporate existence or operation as a holding company and (iii) performance of its obligations under the Loan Documents to which it is a party. Holdings has not engaged in any business activities and does not own any Property other than (i) ownership of the Stock and Stock Equivalents of the Credit Parties listed on Schedule 3.19 and assets incidental thereto, (ii) activities and contractual rights incidental to maintenance of its corporate existence or operation as a holding company and (iii) performance of its obligations under the Transaction Documents to which it is a party.

Article IV - AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date:

4.1 Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly and quarterly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). Holdings and the Borrower shall deliver to the Administrative Agent (and each Lender) and in detail reasonably satisfactory:

(a) as soon as available, but not later than one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any independent certified public accounting firm reasonably acceptable to the Administrative Agent which report shall (A) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (B) not include any explanatory paragraph expressing substantial doubt as to going concern status;

(b) as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter of each year (including the last Fiscal Quarter of each year), unaudited consolidated balance sheets of Holdings and its Subsidiaries, and the related consolidated statements of income and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, each in form reasonably satisfactory to Administrative Agent and certified on behalf of Holdings by an appropriate Responsible Officer of Holdings as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; and

(c) as soon as available, but not later than thirty (30) days after the end of each fiscal month of each year (other than a month that is also the end of a Fiscal Quarter), unaudited consolidated statements of income of Holdings and its Subsidiaries as of the end of such fiscal month and for the portion of the Fiscal Year then ended, each in form reasonably satisfactory to Administrative Agent and certified on behalf of Holdings by an appropriate Responsible Officer of Holdings as fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2 Certificates; Other Information. Holdings and the Borrower shall furnish to the Administrative Agent and each Lender:

(a) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a management discussion and analysis report, in reasonable detail, signed by the chief executive officer and/or chief financial officer of Holdings, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the fiscal month and the portion of the Fiscal Year then ended (and for the Fiscal Year then ended in the case of annual financial statements), and a report (i) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 4.2(d) and discussing the reasons for any significant variations and (ii) containing a reasonably detailed summary of key performance indicators and operating metrics consistent with past practices of Holdings;

(b) concurrently with the delivery of the financial statements referred to in Sections 4.1(a), 4.1(b) and 4.1(c) above, a fully and properly completed certificate in the form of Exhibit 4.2(b) (a “Compliance Certificate”), certified on behalf of Holdings by a Responsible Officer of Holdings;

(c) promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d) as soon as available and in any event no later than 30 days after the first day of each Fiscal Year of Holdings, projections of the Credit Parties’ (and their Subsidiaries’) financial performance for the then current Fiscal Year on a consolidated basis and otherwise on a month-by-month basis (in a form, and consistent with the scope and detail, provided to the Lenders prior the Closing Date);

(e) promptly upon receipt thereof, copies of any reports submitted by Holdings’ certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants;

(f) within one-hundred and twenty (120) days after the end of each Fiscal Year, at the request of the Required Lenders and, upon reasonable prior notice, an in-person meeting or telephonic conference with all Lenders who choose to participate, at which meeting the financial results of the previous Fiscal Year, the financial condition of Holdings and its Subsidiaries and the projections presented for the current Fiscal Year of Holdings shall be reviewed; and

(g) promptly, such additional business, financial, corporate affairs, perfection certificates and other information as the Administrative Agent may from time to time reasonably request.

4.3 Notices. Holdings and the Borrower shall notify promptly the Administrative Agent (and each Lender) in writing of each of the following (and in no event later than three (3) Business Days after a Responsible Officer becomes aware thereof):

(a) the occurrence or existence of any Default or Event of Default;

(b) any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, or any other event or circumstance, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation, non-compliance, event or circumstance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party or its respective property (i) in which the amount of damages claimed is greater than the Threshold Amount, (ii) which could reasonably be expected to result in any Material Liability, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Transaction Document or any Material Contract;

(e) (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, could reasonably be expected to result in any Material Liability, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Liability;

(f) any termination, lapse or default under any Material Contract;

(g) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party; and

(h) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent, including any capital contribution in respect thereof, other than stock options issued pursuant to an existing plan of a Credit Party or any Stock issued upon the exercise of any such stock options.

Each notice pursuant to this Section shall be accompanied by a statement by a Responsible Officer of Holdings and the Borrower, setting forth details of the occurrence referred to therein (including, with respect to notices delivered under Section 4.3(a), the particular clauses of this Agreement and/or other Transaction Documents that have been breached or violated), and stating what action the Borrower or other Person proposes to take with respect thereto and at what time.

4.4 Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 5.3;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as permitted by Sections 5.2 and 5.3;

(c) use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(d) preserve or renew all of its Intellectual Property the non-preservation of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any respect and shall comply in all respects with the terms of its IP Licenses except, in each case, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5 Maintenance of Property. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof.

4.6 Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Credit Parties and such Subsidiaries (including policies of fire, theft, product liability, public liability, Flood Insurance, casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance and with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any Property or business of any Credit Party to name Administrative Agent as additional insured or lenders loss payee as agent for the Lenders, as appropriate. All policies of insurance on real and personal Property of the Credit Parties will contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent (Form CP 1218 or equivalent and naming the Administrative Agent as lenders loss payee as agent for the Lenders) and (to the extent applicable) business interruption endorsements. Such endorsement, or an independent instrument furnished to Administrative Agent, will provide that the insurance companies will give Administrative Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be canceled. Each Credit Party shall direct all present and future insurers under its policies of property insurance to pay all proceeds payable thereunder directly to Administrative Agent, subject to Section 1.6(b). If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Administrative Agent jointly, Administrative Agent may endorse such Credit Party’s name thereon and do such other things as Administrative Agent may deem advisable to reduce the same to cash. Administrative Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance. Notwithstanding the requirement in clause (i) above, Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b) As long as the Credit Parties provide the Administrative Agent with evidence of the insurance coverage required by this Agreement (including Flood Insurance, if applicable), the Administrative Agent may not purchase insurance (including Flood Insurance) at the Credit Parties’ expense. Any insurance permissibly obtained by the Administrative Agent may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests. The Borrower may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that there has been obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance which the Credit Parties are required to maintain and have not provided evidence thereof to the Administrative Agent as required hereunder, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges the Administrative Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own.

4.7 Payment of Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a) all Tax liabilities, unless either (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person or (ii) the aggregate amount of all such Tax liabilities at any one time that remain unsatisfied after becoming due and payable do not exceed $50,000;

(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein, in any other Transaction Documents and/or in any instrument or agreement evidencing such Indebtedness, other than any Indebtedness that is being contested in good faith; and

(d) the performance of all obligations under any Contractual Obligation to which such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, any Material Liability.

4.8 Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business.

4.9 Inspection of Property and Books and Records. Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Administrative Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to the Administrative Agent and any of its Related Persons, as frequently as the Administrative Agent determines to be appropriate; and (b) permit the Administrative Agent and any of its Related Persons to conduct field examinations, audit, inspect, and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that the Administrative Agent considers advisable, in each instance, at the Credit Parties’ expense; provided the Credit Parties shall only be obligated to reimburse the Administrative Agent for the expenses of one such field examination, audit and inspection per calendar year or more frequently if an Event of Default has occurred and is continuing. Any Lender may accompany the Administrative Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10 Use of Proceeds. The Borrower shall use the proceeds of the Term Loans as follows: (a) with respect to the Initial Term Loans, on the Closing Date, first, to refinance Prior Indebtedness; second, to fund the Blocked Account in the amount set forth in the annex to the Notice of Borrowing issued in respect of the Initial Term Loans (a portion of which will be applied to fund the purchase of the Senior Secured Notes in accordance with the Tender Offer Documents); third, to pay costs and expenses required to be paid pursuant to Section 2.1; and finally, for corporate purposes not prohibited by this Agreement or any other Transaction Document, and (b) with respect to the Additional Term Loans, first, to pay costs and expenses required to be paid or reimbursed in accordance with the terms of the Loan Documents; second, to refinance Prior Indebtedness; third, to fund the Blocked Account in the amount to be set forth in the annex to the Notice of Borrowing to be issued in respect of the Additional Term Loans (a portion of which may be applied to fund the purchase of the Senior Secured Notes in accordance with the Tender Offer Documents); and finally, for corporate purposes not prohibited by this Agreement or any other Transaction Document. The Borrower shall not, directly or indirectly, use the proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person in any manner that would result in a violation of the laws, regulations and executive orders referred to in Section 3.21 and Section 3.22.

4.11 Cash Management Systems; Blocked Account.

(a) Each Credit Party shall cause each depository, securities intermediary or commodities intermediary to enter into Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Credit Party, other than any such account constituting an Excluded Account.

(b) The Borrower shall, during each six month period following the Closing Date (commencing with the six month period ending April 28, 2016 and each six month period thereafter), deposit $300,000 into the Blocked Account and, contemporaneously therewith, provide evidence to the Administrative Agent of such deposit.

(c) The Administrative Agent shall (and hereby agrees to) instruct the depository bank maintaining the Blocked Account to release to the Borrower an amount sufficient to allow Holdings to repurchase Senior Secured Notes accepted by Holdings for purchase in accordance with the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Administrative Agent) so long as:

(i) no Event of Default has occurred and is continuing or would result therefrom;

(ii) prior to the expiry of the Tender Offer the aggregate amount distributed from the Blocked Account in order to repurchase the Senior Secured Notes does not exceed $1,420,000; and

(iii) the Administrative Agent shall have received evidence that (1) the holders of at least 80% in aggregate principal amount of the Senior Secured Notes have properly tendered for purchase, and not withdrawn, their Senior Secured Notes in accordance with the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Administrative Agent), (2) Holdings has accepted for purchase all such Senior Secured Notes, and (3) all other conditions set forth in the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Administrative Agent) to Holdings’ obligation to purchase any Senior Secured Notes properly tendered (and not properly withdrawn) have been satisfied (or waived with the prior written consent of the Administrative Agent).

(d) The Administrative Agent shall (and hereby agrees to) instruct the depository bank maintaining the Blocked Account to release to the Borrower $400,000 in conjunction with the initial release of funds from Blocked Account pursuant to Section 4.11(c).

(e) The Administrative Agent shall (and hereby agrees to) instruct the depository bank maintaining the Blocked Account to release to the Borrower $325,000 from the Blocked Account so long as:

(i) no Event of Default has occurred and is continuing or would result therefrom;

(ii) the Lenders have funded the Additional Term Loans (and the proceeds thereof were not otherwise used to satisfy the Credit Parties’ obligations under the Settlement Agreements); and

(iii) the Borrower applies the proceeds thereof to the satisfaction of the Credit Parties’ obligations under the Settlement Agreements.

(f) The Administrative Agent shall (and hereby agrees to) instruct the depository bank maintaining the Blocked Account to release to the Borrower $1,000,000 from the Blocked Account so long as:

(i) no Event of Default has occurred and is continuing or would result therefrom;

(ii) the Lenders have funded the Additional Term Loans;

(iii) the Borrower shall have provided a copy of the relevant task order authorizing the Borrower to commence work on the Google San Jose project in accordance with the Google San Jose Contract; and

(iv) the proceeds of the distribution from the Blocked Account are used exclusively by the Borrower to pay the direct costs of the Borrower associated with the Borrower’s performance of its obligations under the Google San Jose Contract in respect of the Google San Jose project.

4.12 Further Assurances.

(a) Each Credit Party shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders will not contain any untrue statement of a material fact and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) Promptly upon request by the Administrative Agent, the Credit Parties shall (and, subject to the limitations set forth herein and in the Collateral Documents, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Property, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. Without limiting the generality of the foregoing:

(i) in connection with the formation or acquisition of any Subsidiary (other than an Excluded Subsidiary), within 20 Business Days of the formation or acquisition of any such Subsidiary, such Subsidiary shall guaranty the Obligations and grant a Lien in (subject to the limitations set forth herein and in the Collateral Documents) all of such Subsidiary’s Property (other than Excluded Property) to secure the Obligations and each Credit Party shall pledge all of the Stock and Stock Equivalents of such Subsidiary owned by such Credit Party (other than Stock and Stock Equivalents that constitute Excluded Property) to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations; in furtherance of the foregoing:

(A) the Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent, appropriate resolutions, secretary certificates, certified Organization Documents and, if requested by the Administrative Agent, legal opinions relating to the matters described in this Section 4.12(b) (which opinions shall be in form and substance reasonably acceptable to the Administrative Agent and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date), in each instance with respect to each Subsidiary formed or acquired after the Closing Date; and

(B) the Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank;

(ii) in the event any Credit Party acquires any Material Real Estate, or any existing Real Estate becomes Material Real Estate, within sixty (60) days after (or such later date as may be agreed by the Administrative Agent in its sole discretion) such occurrence, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to the Administrative Agent (A) a Mortgage, (B) all applicable Real Estate Support Documents, and (C) if requested by the Administrative Agent opinions of counsel (in form and substance satisfactory to the Administrative Agent) and a survey, in each case with respect to any such Material Real Estate and otherwise cause to be satisfied all other Real Estate Collateral Requirements;

(iii) in addition to the obligations set forth in Section 4.6(a), within forty-five (45) days after written notice from the Administrative Agent to the Credit Parties that any Real Estate is located in a Special Flood Hazard Area, the Credit Parties shall satisfy the Flood Insurance requirements of Section 4.6(a);

(iv) each Credit Party shall, at the Administrative Agent’s request, use commercially reasonable efforts to obtain any required consents from any Person with respect to any permit, license or Contractual Obligation with such Person that requires such consent as a condition to the creation by such Credit Party of a Lien in favor of, or the effective exercise of remedies by, the Administrative Agent in any right, title or interest of such Credit Party in such permit, license or Contractual Obligation;

(v) each Credit Party shall use, in connection with the negotiation of any Material Contracts, its commercially reasonable efforts (A) to include in all such agreements the consent of the applicable Credit Party’s counterparty thereto to the grant of a Lien in favor of the Administrative Agent and the exercise of remedies by the Administrative Agent with respect thereto and (B) to eliminate any provisions therein that would result in the default or termination of any such agreement upon the exercise of remedies by the Administrative Agent in respect of any Collateral;

(vi) the Credit Parties shall use commercially reasonable efforts to maintain Collateral Access Agreements in place at all times with respect to the chief executive office of the Credit Parties and each other location where the Credit Parties hold or maintain any material books and records; and

(vii) within two (2) Business Days of the date that all of the Senior Secured Notes have been repaid in full in cash, Holdings shall comply with the provisions of Section 4.12(b)(i) to the extent necessary to cause Holdings to grant a Lien in favor of the Administrative Agent in all its Property.

4.13 Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Liability. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from the Administrative Agent (accompanied by an explanation of the reason for the request), cause the performance of, and allow the Administrative Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

4.14 Post-Closing Milestones Each Credit Party shall, and shall cause each of its Subsidiaries to, satisfy and perform, on or prior to the dates required by the terms of Schedule 4.14 (as extended, in writing, by the Administrative Agent, which the Administrative Agent may do without obtaining consent of the Lenders), each of the milestones specified on Schedule 4.14.

4.15 Material Contracts. Each Credit Party shall, and shall cause each of its Subsidiaries to (a) perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect (unless such Credit Party determines that it is in the best interests of such Credit Party to terminate such Material Contract in accordance with its terms, such Material Contract has lapsed in accordance with its stated term or has been breached by any counterparty thereto), (c) enforce, to the extent the Borrower elects to do so in the exercise of its reasonable business judgment, each such Material Contract in accordance with its terms, and (d) if an Event of Default has occurred and is continuing, take all such actions to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party or any of its Subsidiaries is entitled to make under such Material Contract.

4.16 Information Rights. For so long as any principal or interest remains due and unpaid under and pursuant to the Term Loans, the Lenders shall be entitled to receive copies of all materials distributed to participants at all meetings of the board of directors or similar governing body of Holdings, subject to exceptions in respect of disclosures that (a) would otherwise (i) vitiate any applicable attorney-client privilege or (ii) violate any applicable fiduciary duty or confidentiality obligation due to another party or (b) relate to any matter in which a Lender or any affiliate thereof has a business or financial interest.

4.17 Board Observer Rights.

(a) Subject to the terms and conditions set forth herein, the Lateral Entities (collectively) and the WP Entities (collectively) shall each have rights to send one non-voting representative on its behalf (each, an “Observer”) to attend all meetings of the Board of Directors of Holdings, including all committees thereof, solely in a non-voting observer capacity, so long as (in the case of the Observer to be appointed by the Lateral Entities) a Lateral Entity is a Lender or holds any Lateral Stock and (in the case of the Observer to be appointed by the WP Entities) a WP Entity is a Lender or holds any Lateral Stock.

(b) Holdings will furnish to each Observer copies of all notices, minutes, consents, board package materials and other materials that it generally makes available to its Board of Directors as and when such materials are provided to its Board of Directors. Each Observer may participate in discussions of matters under consideration by the Board of Directors and any matters brought before any committee thereof, but will not be entitled to vote on any matter presented to the Board of Directors; provided, however, that a majority of the Board shall have the right, after deliberation in a closed session in which they can exclude each Observer, to exclude an Observer from portions of meetings of the Board of Directors or any committee thereof or omit to provide an Observer with certain information to the extent that a majority of the members of the Board of Directors believe in good faith after consultation with counsel that such exclusion or omission is necessary in order to preserve any attorney-client privilege, attorney-work product privilege or other similar legal privileges or such attendance or distribution of materials is otherwise prohibited by applicable law.

(c) The Lateral Entities shall have the right to remove and replace its Observer in their sole discretion and to designate a substitute representative at any time.

(d) The WP Entities shall have the right to remove and replace its Observer in their sole discretion and to designate a substitute representative at any time.

(e) Holdings shall reimburse each Observer for any reasonable expenses or charges incurred by such Observer in the performance of its duties as an Observer hereunder.

(f) The provisions of this Section 4.17 shall survive the repayment in full in cash of the Term Loans.

Article V - NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date:

5.1 Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by Section 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 5.5(c);

(b) any Lien created under any Loan Document;

(c) Liens for Taxes (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens (including Liens customarily granted in favor of laboratories) arising in the Ordinary Course of Business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained; provided, that, all such Liens are limited to the goods provided or to the goods relating to which services were rendered;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens (other than for payment of Taxes), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries that do not constitute an Event of Default under Section 7.1(h).

(g) easements, rights of way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h) Liens on any equipment acquired or held by the Borrower securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such equipment and permitted under Section 5.5(d); provided, that:

(i) any such Lien attaches to the equipment concurrently with or within ninety (90) days after the acquisition thereof;

(ii) such Lien attaches solely to the equipment so acquired in such transaction and the proceeds thereof;

(iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such equipment; and

(iv) such equipment is readily identifiable and severable from the Collateral without material expense;

(i) any interest or title of a real estate or operating lease lessor or sublessor under any lease permitted by this Agreement;

(j) Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease permitted by this Agreement;

(k) non-exclusive licenses and sublicenses granted by a Credit Party or any Subsidiary of a Credit Party and leases and subleases (by a Credit Party or any Subsidiary of a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(l) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC;

(m) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits; and

(n) other Liens on any property of Holdings or any of its Subsidiaries securing any of their Indebtedness or their other liabilities; provided, however, that (i) such Liens do not attach to the Stock or Stock Equivalents of the Borrower and (ii) the aggregate outstanding principal amount of all such Indebtedness and other liabilities shall not exceed $50,000 at any time.

5.2 Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions of inventory, or worn out or surplus equipment, all in the Ordinary Course of Business;

(b) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that:

(i) at the time of such disposition, no Event of Default shall exist or shall result from such disposition;

(ii) such disposition does not involve (A) the sale or issuance of Stock or Stock Equivalents of any Subsidiary of any Credit Party or (B) a disposition by the Borrower to another Credit Party;

(iii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash; and

(iv) the aggregate fair market value of all assets sold by the Credit Parties and their Subsidiaries in reliance upon this clause (b) shall not exceed $200,000 in any Fiscal Year;

(c) dispositions of Cash Equivalents in the Ordinary Course of Business made to a Person that is not an Affiliate of any Credit Party and conversions of Cash Equivalents into cash or other Cash Equivalents;

(d) transactions permitted under Section 5.1(k);

(e) the leasing, as lessor, of real or personal property, or the assignment or sublease for fair value of leasehold interests, in each case no longer used or useful in the business of the Credit Parties and their Subsidiaries and otherwise in the Ordinary Course of Business;

(f) (i) sales or dispositions of equipment to the extent such equipment is exchanged for credit against the purchase price of similar or upgraded replacement equipment, or the proceeds of such sales or dispositions are applied to the purchase price of similar or upgraded replacement equipment; and (ii) sales or dispositions of equipment that secure Capital Lease Obligations or other purchase money obligations otherwise permitted to exist pursuant to Section 5.1(h);

(g) sales or dispositions by any Credit Party (other than the Borrower) to the Borrower or another Credit Party; and

(h) transactions otherwise permitted by Section 5.3.

Anything contained herein to the contrary notwithstanding (a) no Credit Party shall issue any Stock or Stock Equivalents if such issuance would result in an Event of Default under Section 7.1(k), (b) no Subsidiary of a Credit Party shall sell or issue any Stock or Stock Equivalents to any Person other than to Holdings or a Wholly-Owned Subsidiary of Holdings, (c) no Credit Party may sell or issue any Stock or Stock Equivalents to any Person other than to another Credit Party, and (d) the Borrower may not issue any Stock or Stock Equivalents to any Person other than Intermediate Holdings.

5.3 Consolidations and Mergers. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, and except upon not less than five (5) Business Days prior written notice to the Administrative Agent any Subsidiary of Holdings (other than the Borrower) may merge with, or dissolve or liquidate into Holdings or another Wholly-Owned Subsidiary of Holdings (other than the Borrower), provided that Holdings or such Wholly-Owned Subsidiary shall be the continuing or surviving entity and all actions reasonably required by the Administrative Agent, including actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of the Administrative Agent, shall have been completed.

5.4 Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including by way of merger, consolidation or other combination or (iii) make or purchase or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a) Investments in cash and Cash Equivalents;

(b) Investments consisting of loans, advances or capital contributions by any Credit Party (other than the Borrower) to or in any other then-existing Credit Party;

(c) loans and advances to employees in the Ordinary Course of Business not to exceed $50,000 in the aggregate at any time outstanding;

(d) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.2(b);

(e) Investments acquired in connection with the settlement of delinquent accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(f) Investments consisting of non-cash loans made by Holdings to officers, directors and employees of a Credit Party which are used by such Persons to purchase simultaneously Stock or Stock Equivalents of Holdings;

(g) Investments existing on the Closing Date and set forth on Schedule 5.4;

(h) Investments comprised of Contingent Obligations permitted by Section 5.9;

(i) in the event the Borrower files a consolidated, combined, unitary or similar type income Tax return with Holdings, the Borrower and its Subsidiaries may make Investments constituting loans or advances to Holdings to permit Holdings to pay federal and state income Taxes then due and payable; provided, that the aggregate amount of such Investments, when taken together with the Restricted Payments made in reliance upon Section 5.11(c), shall not be greater than the amount of such Taxes that would have been due and payable by the Borrower and its Subsidiaries had the Borrower not filed a consolidated, combined, unitary or similar type return with Holdings;

(j) the Borrower may make Investments constituting loans and advances to Holdings and its Subsidiaries; provided, that, immediately after giving effect to any such Investment:

(i) no Event of Default shall have occurred and be continuing or would result therefrom;

(ii) the proceeds of any such Investment are used solely by Holdings and its Subsidiaries to maintain its (or their) legal existence and to pay general administrative costs and expenses (which may include out-of-pocket legal, accounting and filing costs, SEC reporting and filing fees and corporate overhead expenses incurred in the Ordinary Course of Business); and

(iii) the aggregate amount (exclusive of amounts permitted to be paid pursuant to Section 5.7) of all such Investments, when taken together with the Restricted Payments made in reliance upon Section 5.11(d), does not exceed $250,000 in any Fiscal Year; and

(k) any other Investment by Holdings or any of its Subsidiaries; provided, that, immediately after giving effect to any such Investment:

(i) no Event of Default shall have occurred and be continuing or would result therefrom;

(ii) the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent fiscal month for which financial statements have been delivered to the Administrative Agent in accordance with Section 4.1 of this Agreement (as evidenced by a Compliance Certificate duly completed and delivered to the Administrative Agent at least five (5) Business Days prior to the consummation of the applicable event giving rise to the requirement to make the determinations contemplated hereby); and

(iii) the aggregate outstanding amount of all such Investments, when taken together with the Restricted Payments made in reliance upon Section 5.11(e), does not exceed $50,000 at any time.

5.5 Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 5.9;

(c) Indebtedness existing on the Closing Date and set forth in Schedule 5.5, including Permitted Refinancings thereof;

(d) Indebtedness of the Borrower consisting of Capital Lease Obligations or secured by Liens permitted by Section 5.1(h) and Permitted

Refinancings thereof, so long as, immediately after giving effect to the incurrence thereof, the Credit Parties are in pro forma compliance with Section 5.17(b) hereof and no other Event of Default shall have occurred and be continuing;

(e) unsecured intercompany Indebtedness permitted pursuant to Section 5.4(b); and

(f) other unsecured Indebtedness not constituting Disqualified Stock and not exceeding $50,000 in the aggregate at any time outstanding.

5.6 Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

(a) as expressly permitted by this Agreement; or

(b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in writing to the Administrative Agent.

5.7 Management Fees and Compensation. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party or pay or reimburse any of its Affiliates (other than a Credit Party) for any costs, expenses and similar items, except:

(a) payment of reasonable compensation (including the issuance of Stock and Stock Equivalents pursuant to a board approved equity incentive plan) to officers and employees for actual services rendered to the Credit Parties and their Subsidiaries in the Ordinary Course of Business and (in the case of executive officers) solely to the extent set forth in any board approved employment agreements;

(b) reimbursement of ordinary and necessary out-of-pocket expenses incurred by an officer of a Credit Party for travel, meals, and entertainment in each case directly related to the conduct of the Credit Parties’ businesses; and

(c) payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending Board of Director meetings not to exceed in the aggregate, with respect to all such items, $250,000 in any Fiscal Year.

5.8 Use of Proceeds. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Term Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9 Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a) endorsements for collection or deposit in the Ordinary Course of Business;

(b) Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(c) Contingent Obligations otherwise constituting Indebtedness otherwise permitted to be incurred pursuant to Section 5.5;

(d) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to the Administrative Agent title insurance policies;

(e) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.2(b);

(f) Contingent Obligations arising under guaranties made in the Ordinary Course of Business of obligations of any Credit Party, which obligations are unsecured and otherwise permitted hereunder; provided, that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent;

(g) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeals bonds, performance bonds and other similar obligations; and

(h) other unsecured Contingent Obligations not exceeding $50,000 in the aggregate at any time outstanding.

Anything contained herein to the contrary notwithstanding, the Borrower may not create, incur, assume or suffer to exist any Contingent Obligations in respect of any Indebtedness or other liabilities of Holdings or any of its Subsidiaries.

5.10 Compliance with ERISA. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (a) sponsor, contribute to or otherwise become bound by a Defined Benefit Plan or Multiemployer Plan or (b) fail to comply with the requirements of ERISA or other applicable laws, where such failure could reasonably be expected to result in a Material Liability to a Credit Party with respect to any Benefit Plan or the imposition of a Lien with respect to any Benefit Plan.

5.11 Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Subsidiary of Holdings (other than the Borrower) may declare and pay dividends ratably to the holders of such Subsidiary’s Stock, and except that:

(a) Holdings may declare and make dividend payments or other distributions payable solely in its common Stock or Stock Equivalents;

(b) Holdings may (and the Borrower may declare and make dividends and other distributions to allow Holdings to) repurchase the Lateral Stock, so long as the seller thereof is a Lender or an Affiliate of Lateral;

(c) in the event the Borrower files a consolidated, combined, unitary or similar type income Tax return with Holdings, the Borrower and its Subsidiaries may make dividends or other distributions to its parent company to permit Holdings to pay federal and state income Taxes then due and payable; provided, that the aggregate amount of such dividends or other distribution, when taken together with the Investments made in reliance upon Section 5.4(i), shall not be greater than the amount of such Taxes that would have been due and payable by the Borrower and its Subsidiaries had the Borrower not filed a consolidated, combined, unitary or similar type return with Holdings;

(d) the Borrower may declare and make dividend payments or other distributions payable on account of its Stock and Stock Equivalents; provided, that, immediately after giving effect to any such dividend or other distribution:

(i) no Event of Default shall have occurred and be continuing or would result therefrom;

(ii) the proceeds of any such dividend or other distribution are used solely by Holdings and its Subsidiaries to maintain its (or their) legal existence and to pay general administrative costs and expenses (which may include out-of-pocket legal, accounting and filing costs, SEC reporting and filing fees and corporate overhead expenses incurred in the Ordinary Course of Business); and

(iii) the aggregate amount (exclusive of amounts permitted to be paid pursuant to Section 5.7) of all such dividends and other distributions, when taken together with the Investments made in reliance upon Section 5.4(j), does not exceed $250,000 in any Fiscal Year; and

(e) Holdings and its Subsidiaries may make other Restricted Payments; provided, that, immediately after giving effect to any such Restricted Payment:

(i) no Event of Default shall have occurred and be continuing or would result therefrom;

(ii) the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent fiscal month for which financial statements have been delivered to the Administrative Agent in accordance with Section 4.1 of this Agreement (as evidenced by a Compliance Certificate duly completed and delivered to the Administrative Agent at least five (5) Business Days prior to the consummation of the applicable event giving rise to the requirement to make the determinations contemplated hereby); and

(iii) the aggregate amount of all such Restricted Payments, when taken together with the Investments made in reliance upon Section 5.4(k), does not exceed $50,000.

5.12 Change in Business. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date. Intermediate Holdings shall not engage in any business activities or own any Property other than (i) ownership of the Stock and Stock Equivalents of the Persons listed on Schedule 3.19 hereof or assets incidental thereto, (ii) activities and contractual rights incidental to maintenance of its corporate existence or operation as a holding company or otherwise expressly permitted to be engaged in by Intermediate Holdings hereunder and (iii) performance of its obligations under the Loan Documents to which it is a party. Holdings shall not engage in any business activities or own any Property other than (i) ownership of the Stock and Stock Equivalents of the Persons listed on Schedule 3.19 hereof or assets incidental thereto, (ii) activities and contractual rights incidental to maintenance of its corporate existence or operation as a holding company or otherwise expressly permitted to be engaged in by Holdings hereunder and (iii) performance of its obligations under the Transaction Documents to which it is a party.

5.13 Amendments to Organizational Documents and Material Contracts; Optional Prepayments of Indebtedness. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to (a) amend any of its Organization Documents or Material Contracts in any manner that is adverse in any material respect to the Administrative Agent or the Lenders, or (b) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Indebtedness, except that the Credit Parties and their Subsidiaries may make an optional or voluntary payment, prepayment, repurchase or redemption in respect of, or otherwise optionally or voluntarily defease or segregate funds with respect to (i) the Senior Secured Notes so long as such transaction is consummated pursuant to the Tender Offer Documents as in effect on the Closing Date (or as otherwise modified or waived with the prior written consent of the Administrative Agent), (ii) the Obligations in accordance with this Agreement, (iii) intercompany Indebtedness owing between or among Credit Parties, and (iv) Permitted Refinancings permitted by Section 5.5 hereof. The foregoing notwithstanding, neither the Settlement Agreements or the Tender Offer Documents may be amended or waived without the prior written consent of the Administrative Agent.

5.14 Changes in Accounting, Name and Jurisdiction of Organization. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least twenty (20) days’ prior written notice to the Administrative Agent and the acknowledgement of Administrative Agent that all actions required by the Administrative Agent, including those to continue the perfection of its Liens, have been completed.

5.15 No Negative Pledges. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees or make other payments and distributions to any Credit Party, other than any such restriction or encumbrance contained in this Agreement. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Administrative Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to Section 5.1(h); provided, in each case, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

5.16 OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 3.21 and Section 3.22.

5.17 Sale-Leasebacks; Equipment Debt.

(a) No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

(b) No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist any financing obligation (howsoever characterized under GAAP) in respect of any equipment, except that the Credit Parties and their Subsidiaries (on a consolidated basis) may have, during the periods set forth in the table below, financing obligations with an aggregate principal amount outstanding not to exceed the amount set forth below for the corresponding period:

During the three (3) Month Period ending:	Maximum Principal Amount Outstanding:
December 31, 2015	$7,000,000
March 31, 2016	$13,000,000
June 30, 2016	$15,000,000
September 30, 2016	$15,000,000
December 31, 2016	$15,000,000
March 31, 2017	$15,000,000
June 30, 2017	$15,000,000
September 30, 2017	$15,000,000

5.18 Hazardous Materials. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, reasonably be expected to have any Material Liability.

Article VI - FINANCIAL COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date:

6.1 Consolidated Capital Expenditures. The Credit Parties and their Subsidiaries shall not permit Consolidated Capital Expenditures (exclusive of Consolidated Capital Expenditures constituting the acquisition, or any scheduled payment made in connection with the financing, of equipment in the Ordinary Course of Business, but otherwise including any amounts paid in connection with exercise of any interim or end-of-term lease buyout option) to exceed (i) if in respect of the calendar year ended December 31, 2016, $500,000, and (ii) if in respect of the calendar year ended December 31, 2017, $750,000.

6.2 Consolidated EBITDA. The Credit Parties shall not permit Consolidated EBITDA as of any date set forth below to be less than the amount set forth in the table below opposite such date:

Date:	Minimum Consolidated EBITDA:
Five (5) months ending March 31, 2016	$250,000
Eight (8) months ending June 30, 2016	$750,000

Eleven (11) months ending September 30, 2016

Twelve (12) months ending December 31, 2016

Twelve (12) months ending March 31, 2017

Twelve (12) months ending June 30, 2017

Twelve (12) months ending September 30, 2017

$1,750,000 $2,750,000 $3,500,000 $4,000,000 $4,500,000

“Consolidated EBITDA” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.3 Consolidated Leverage Ratio. The Credit Parties shall not permit the Consolidated Leverage Ratio as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Date:	Maximum Consolidated Leverage Ratio:
December 31, 2016	3.25 : 1.00
March 31, 2017	2.50 : 1.00
June 30, 2017	2.25 : 1.00
September 30, 2017	2.00 : 1.00

“Consolidated Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.4 Minimum Consolidated Debt Service Coverage Ratio. The Credit Parties shall not permit the Consolidated Debt Service Coverage Ratio as of any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date:	Minimum Consolidated Debt Service Coverage Ratio:
December 31, 2016	1.75 : 1.00
March 31, 2017	2.25 : 1.00
June 30, 2017	2.50 : 1.00
September 30, 2017	3.00 : 1.00

“Consolidated Debt Service Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.5 Qualified Cash. The Credit Parties shall not permit Qualified Cash at any time to be less than $200,000.

Article VII - EVENTS OF DEFAULT

7.1 Event of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Term Loan, including after maturity of the Term Loans or (ii) to pay within five (5) Business Days after the same shall become due, interest on any Term Loan, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

(b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Transaction Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Transaction Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made; or

(c) Specific Defaults; Lateral Stock. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 4.1, 4.2, 4.3, 4.6, 4.9, 4.10, 4.11, 4.12, 4.14, Article V or Article VI hereof; or (so long as Lateral is holder of the Lateral Stock) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any Equity Investment Document; or

(d) Other Defaults. Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or Required Lenders; or

(e) Cross Default. Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; provided, however, no Event of Default shall occur hereunder as a result of the defaults under the Senior Secured Notes in existence on the Closing Date, so long as an effective forbearance is in effect with respect to all such Senior Secured Notes; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or earnouts permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency; Voluntary Proceedings. The Borrower (individually) ceases or fails, or the Credit Parties and their Subsidiaries (on a consolidated basis) cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) except as expressly permitted under Section 5.3, voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person’s Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or any Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability in excess of the Threshold Amount (excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(i) Non Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j) Collateral. (i) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Administrative Agent to take any action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens; or (ii) the Administrative Agent shall not have a perfected, first priority Lien on 100% of the issued and outstanding Stock and Stock Equivalents of the Borrower; or

(k) Change of Control. The occurrence of a Change of Control; or

(l) Operations. Any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of ten (10) days; or

(m) Subordination Agreements. The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable or the Borrower (or any other Credit Party or Affiliate thereof) shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any of the subordination provisions governing any such Subordinated Indebtedness; or

(n) Tender Offer Documents. The Tender Offer expires and Holdings fails (or is unable) to accept for purchase in accordance with the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Administrative Agent) at least 80% in aggregate principal amount of the Senior Secured Notes.

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default:

(a) the Administrative Agent shall at the request of the Required Lenders declare all or any portion of the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder (including, without limitation, the Prepayment Premium in respect of the portion of the principal amount of the outstanding Term Loans that have become due and payable) or under any other Loan Document to be immediately due and payable; and/or

(b) the Administrative Agent shall at the request of the Required Lenders exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Sections 7.1(f) or 7.1(g) above (in the case of clause (i) of Section 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Term Loans shall automatically terminate and the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

The Borrower acknowledges, and the parties hereto agree, that the Lenders have the right to maintain their investments in the Term Loans free from repayment by any Credit Party (except as herein specifically provided for), and that the provision for payment of the Prepayment Premium by the Borrower in the event that the Term Loans are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Holdings (and each Credit Party party hereto) agrees that a breach of Section 4.17 will cause irreparable injury to the Lateral Entities and the WP Entities, respectively, that the Lateral Entities and the WP Entities, respectively, have no adequate remedy at law in respect of such breach and, as a consequence, that Section 4.17 shall be specifically enforceable against Holdings, and Holdings hereby waives and agrees not to assert any defense against an action for specific performance of Section 4.17.

7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Article VIII - THE ADMINISTRATIVE AGENT

8.1 Appointment and Duties.

(a) Appointment of Administrative Agent. Each Lender hereby appoints Lateral (together with any successor Administrative Agent pursuant to Section 8.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Sections 7.1(f) or 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver.

(c) Limited Duties. Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders and the other Secured Parties (except to the limited extent provided in Section 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent” or the terms “agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party by accepting the benefits of the Loan Documents hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2 Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3 Use of Discretion

(a) No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

(c) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with the Loan Documents for the benefit of all the Lenders. In the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition. The foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iii) subject to the following paragraph, any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.2 and in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

In case of the pendency of any bankruptcy or other debtor relief proceeding or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent allowed in such judicial proceeding and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

8.4 Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by the Administrative Agent.

8.5 Reliance and Liability.

(a) The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) The Administrative Agent and its Related Persons shall not be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party and Credit Party hereby waive and shall not assert (and the Borrower shall cause each other Credit Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

(i) shall not be responsible or otherwise incur liability to any Lender or other Person for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (v) above, each Lender, the Credit Parties hereby waive and agree not to assert (and the Borrower shall cause each other Credit Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

8.6 Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Term Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

8.7 Lender Credit Decision. (a) Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of the Administrative Agent or any of its Related Persons.

(b) If any Lender has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates such Lender acknowledges that, notwithstanding such election, the Administrative Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to the Administrative Agent and the Credit Parties upon request therefor by the Administrative Agent or the Credit Parties. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with the Administrative Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates

8.8 Expenses; Indemnities; Withholding.

(a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify, defend and hold the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), in each case, severally and ratably, harmless from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) To the extent required by any Requirement of Law, the Administrative Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax (including withholding Taxes imposed under Chapters 3 and 4 of Subtitle A of the Code). If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, failed to maintain a Participant Register or for any other reason), or the Administrative Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by the Administrative Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. The Administrative Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which the Administrative Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9 Resignation of the Administrative Agent.

(a) The Administrative Agent (i) may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9(a) and (ii) shall resign (and without further action shall be deemed to have resigned), if the Administrative Agent or an Affiliate thereof is a Non-Funding Lender and the Required Lenders have notified the Administrative Agent in writing of their intent to replace the Administrative Agent, any such notice shall set forth an effective date of such resignation and if no such date is reflected in such notice on the second Business Day following the receipt of such notice. In all cases, the Required Lenders shall have the right to appoint a successor Administrative Agent. If, after 30 days after the date of the retiring Administrative Agent’s notice of resignation or 30 days after the date of the Administrative Agent’s dismissal by the Required Lenders, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the retiring Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such retiring Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

8.10 Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Subsidiary of the Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 4.12; and

(b) any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 4.12 after giving effect to such transaction have been granted, (ii) any Property subject to a Lien permitted hereunder in reliance upon Section 5.1(h) and (iii) all of the Collateral and all Credit Parties, upon (A) the occurrence of the Facility Termination Date and (B) to the extent requested by the Administrative Agent, receipt by Administrative Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to the Administrative Agent.

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance written notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender party hereto as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article VIII, Section 9.3, Section 9.9, Section 9.10, Section 9.11, Section 9.17, Section 9.23 and Section 10.1) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) the Administrative Agent and the Lenders party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

Article IX - MISCELLANEOUS

9.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent, the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by the Administrative Agent with the consent of all the Lenders directly affected thereby), in addition to the Administrative Agent, the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), and the Borrower, do any of the following:

(i) increase or extend the Term Loan Commitment of any Lender (or reinstate any Term Loan Commitment previously terminated);

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.6 may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii) reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest margin shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on any Term Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Term Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v) amend this Section 9.1 or, subject to the terms of this Agreement, the definition of Required Lenders or any provision providing for consent or other action by all Lenders;

(vi) discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents; or

(vii) amend or modify Section 1.8(a), Section 1.8(c) or Section 9.11(b);

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi) and (vii).

(b) No amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Required Lenders or all Lenders directly affected thereby or all the Lenders, as the case may be (or by the Administrative Agent with the consent of the Required Lenders or all the Lenders directly affected thereby or all the Lenders), affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

(c) Notwithstanding anything to the contrary contained in this Section 9.1 or any other provision of this Agreement or any other Loan Document:

(i) the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document (without the consent of any Lender) to (i) cure any ambiguity, omission, defect or inconsistency therein, and (ii) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties; and

(ii) a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Term Loans and Term Loan Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to this Section 9.1) for any voting or consent rights under or with respect to any Loan Document; provided, that (A) the Term Loan Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Term Loans may not be reduced or forgiven, (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced, or (D) the Maturity Date extended, by an amendment, waiver or consent under any Loan Documents, in each case, without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders, the Term Loans and Term Loan Commitments held by Non-Funding Lenders shall be excluded from the total Term Loans and Term Loan Commitments outstanding.

9.2 Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto or (ii) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and the Administrative Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent. Transmissions made by electronic mail or E-Fax to the Administrative Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of the Administrative Agent applicable at the time and previously communicated to the Borrower, and (z) if receipt of such transmission is acknowledged by the Administrative Agent.

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, and (iv) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission; provided, however, that no communications to the Administrative Agent pursuant to Article I shall be effective until received by the Administrative Agent.

(c) Lender Address Changes. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

9.3 Electronic Transmissions.

(a) Authorization. Subject to the provisions of Section 9.2(a), each of the Administrative Agent, the Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) LIMITATION OF LIABILITY. ALL ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Credit Party executing this Agreement and each Secured Party agrees that the Administrative Agent have no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission.

9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, the Administrative Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Administrative Agent or Required Lenders, shall be at the expense of such Credit Party, and neither the Administrative Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse promptly following written demand (a) the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs to the Administrative Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (b) the Administrative Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent for its examiners), (c) the Administrative Agent and its Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Related Transaction, including Attorney Costs and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Administrative Agent) incurred in connection with any of the matters referred to in clause (c) above.

9.6 Indemnity.

(a) Each Credit Party agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender and each of their respective Related Persons (each such Person being an“Indemnitee”) from and against all Liabilities that may be imposed on, incurred by or asserted against any such Indemnitee (whether brought by a Credit Party, an Affiliate of a Credit Party or any other Person) in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Term Loan or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including Attorney’s Costs in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6(a) to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, the Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person. This Section 9.6(a) shall not apply with respect to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by or asserted against any Indemnitee, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Administrative Agent or following Administrative Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that the Borrower (and any other Credit Party signatory to this Agreement) may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

9.9 Assignments and Participations; Binding Effect.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the other Credit Parties signatory hereto and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower, the other Credit Parties hereto (in each case except for Article VIII), the Administrative Agent and each Lender receiving benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9 of this Agreement), none of the Borrower, any other Credit Party, or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Term Loan Commitments and its rights and obligations with respect to its Term Loans) to:

(i) any existing Lender;

(ii) any Affiliate or Approved Fund of any existing Lender;

(iii) any other Person (excluding therefrom any Credit Party, Subsidiary or (other than an Affiliate described in the preceding clause (i) or (ii)) Affiliate of a Credit Party) acceptable to (x) the Administrative Agent and (y) which acceptance shall not be unreasonably withheld or delayed, the Borrower; provided, however, that:

(A) in the event an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required for any Sale;

(B) the consent of the Borrower shall be deemed to have been given unless an objection is delivered to the Administrative Agent within ten (10) Business Days after notice of a proposed Sale is delivered to the Borrower;

(C) such Sales are ratable among the obligations owing to and owed by such Lender with respect to the Term Loans; and

(D) for each Term Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Term Loans and Commitments subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Administrative Agent.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or, if previously agreed with the Administrative Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any Tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to the Administrative Agent, unless waived or reduced by the Administrative Agent, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 (unless waived or reduced by the Administrative Agent) shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with Section 9.9(b)(iii), upon the Administrative Agent consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Effectiveness.

(i) Subject to the Register recording requirements by the Administrative Agent relating to an Assignment pursuant to Section 9.9(d)(ii), (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (B) any applicable Note shall be transferred to such assignee through such entry and (C) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(ii) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each

Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything in the Loan Documents to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.9(e), each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above and the Register recording requirements of Section 9.9(d)(ii)), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs. In addition to the other rights provided in this Section 9.9(f), each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Term Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Term Loans pursuant thereto shall satisfy the obligation of such Lender to make such Term Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons other than a Credit Party or an Affiliate of a Credit Party in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Term Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV agrees, for the benefit of the Borrower, to be subject to and comply with Section 10.1(g) (it being understood that the documentation required under Section 10.1(g) shall be delivered to the granting or participating Lender) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation, unless the right to any greater payment results from a Change in Law that occurs after the participant or SPV acquired the applicable participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Term Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of Section 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of Section 9.1(a). No party hereto shall institute (and the Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest on) of each participant’s interest in the Loans or other interests, rights and obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person other than the Administrative Agent except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Notwithstanding anything in the Loan Documents to the contrary, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and any other Loan Documents notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.

9.10 Non-Public Information; Confidentiality.

(a) Non-Public Information. The Administrative Agent and each Lender acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations).

(b) Confidential Information. The Administrative Agent and each Lender agrees to use all reasonable efforts to maintain, in accordance with its customary practices for transactions of the type contemplated hereby, the confidentiality of information obtained by it pursuant to any Loan Document or otherwise related to any Credit Party, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or the Administrative Agent on a need to know basis, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender or the Administrative Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority (including, without limitation, public disclosures by the Administrative Agent, any Lender or any of their Related Persons required by law, legal process (including, without limitation, subpoenas, requests for information, interrogatories and other similar process), the SEC or any other governmental or regulatory authority or agency); provided, that, prior notice of such required disclosure is provided to the Borrower (provided, that, (A) such notification is legally permissible, and (B) no such notification shall be required in respect of any disclosure to any regulatory authority having jurisdiction over the Administrative Agent or any Lender), (v) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vi) to current or prospective assignees, SPVs (including the investors and prospective investors therein) or participants, Persons that hold a security interest in any Lender’s rights under this Agreement in accordance with Section 9.9(e) (and those Persons for whose benefit such holder of a security interest is acting), in each case to the extent such assignees, investors, participants, secured parties (and such benefited Persons), agree to be bound by provisions substantially similar to the provisions of this Section 9.10(b) (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above) and, (vii) to any other party hereto, and (viii) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding relating to the Loan Documents to which such Lender or the Administrative Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender or the Administrative Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10(b) shall govern.

(c) Tombstones. Subject to the proviso included in the following sentence, each Credit Party consents to the publication by the Administrative Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark. The Administrative Agent or such Lender shall provide a draft of any such press release, advertising or other promotional material to the Borrower for review and comment prior to the publication thereof, the form and substance of which shall be subject to the approval of the Borrower, not to be unreasonably withheld or delayed.

(d) Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to the Administrative Agent or of any of its Affiliates or the Loan Documents without the prior written consent of the Administrative Agent or such Affiliate except to the extent required to do so under applicable Requirements of Law (including filings with the SEC) and then, only after consulting with the Administrative Agent.

(e) Distribution of Materials to Lenders. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, the Administrative Agent, and made available, to the Lenders by Electronic Transmission.

9.11 Set-off; Sharing of Payments.

(a) Right of Setoff. The Administrative Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender or any of their respective Affiliates to or for the credit or the account of any Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation. No Lender shall exercise any such right of set off without the prior written consent of the Administrative Agent or Required Lenders. The Administrative Agent and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11(a) are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders, their Affiliates and the other Secured Parties, may have.

(b) Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.

9.12 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Credit Parties, the Administrative Agent, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Administrative Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Administrative Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18 Governing Law and Jurisdiction.

(a) Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Agreement, each Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 9.18 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20 Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) (i) Any indemnification or other protection provided to any Indemnitee pursuant to Article VIII (The Administrative Agent), Section 9.5 (Costs and Expenses), Section 9.6 (Indemnity), this Section 9.20, and Article X (Taxes, Yield Protection and Illegality) and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21 Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22 Joint and Several. The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of the Credit Parties are subject.

9.23 Creditor-Debtor Relationship. The relationship between the Administrative Agent and each Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

Article X - TAXES, YIELD PROTECTION AND ILLEGALITY

10.1 Taxes. For purposes of this Section 10.1, the term “applicable law” includes FATCA.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by any applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.9(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 10.1(d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 10.1, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 10.1-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 10.1-2 or Exhibit 10.1-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 10.1-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 10.1(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 10.1(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 10.1(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

10.2 Reserved.

10.3 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Term Loan or of maintaining its obligation to make any such Term Loan or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Term Loan Commitments of such Lender or the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 10.3(a) or (b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

10.4 Reserved.

10.5 Reserved.

10.6 Mitigation. If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.1 in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

10.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the nature and amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

Article XI - DEFINITIONS

11.1 Defined Terms. The following terms are defined in the Section referenced opposite such terms:

“Additional Term Loans”	1.1(b)(i)
“Agreement”	Preamble
“ATL Commitment”	1.1(b)(i)
“Borrower”	Preamble
“Borrower Materials”	9.10(e)
“Compliance Certificate”	4.2(b)
“Consolidated Debt Service Coverage Ratio”	Exhibit 4.2(b)
“Consolidated EBITDA”	Exhibit 4.2(b)
“Consolidated Leverage Ratio”	Exhibit 4.2(b)
“Designated Persons”	3.21
“Eligible Assignee”	9.9(b)(iii)
“Eurocurrency liabilities”	10.6
“Event of Default”	7.1
“FCPA”	3.22
“Indemnified Matters”	9.6(a)
“Indemnitee”	9.6(a)
“Initial Term Loans”	1.1(a)(i)
“Investments”	5.4
“ITL Commitments”	1.1(a)(i)
“Lateral”	Preamble
“Lender” and “Lenders”	Preamble
“Maximum Lawful Rate”	1.3(e)
“MNPI”	9.10(a)
“Observer”	4.17
“OFAC”	3.21
“OID”	1.3(f)
“Other Taxes”	10.1(c)
“Participant Register”	9.9(f)
“Permitted Liens”	5.1
“Prepayment Date”	1.6(d)
“Principal Increase”	1.3(b)
“Pro Forma Balance Sheet”	2.1(i)(v)
“Register”	9.9(d)(ii)
“Restricted Payments”	5.11
“Sale”	9.9(b)
“Sanctions”	3.21
“Martin & Airey Matter”	Definition of “Settlement Agreements”
“Settlement Date”	1.11(b)
“Tax Returns”	3.10
“Taxes”	10.1(a)
“Term Loan Commitments”	1.1
“U.S. Tax Compliance Certificate”	10.1(f)(ii)(B)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Additional Lateral Stock” means, collectively, the Stock (designated Series F) issued by Holdings to the Lenders (or the Administrative Agent for the benefit of the Lenders) representing an aggregate of 5.0% (determined on a fully diluted basis) of the outstanding Stock and Stock Equivalents of Holdings (and, in furtherance with the foregoing, the Lender(s) with an ATL Commitment are expected to be issued an aggregate of 138,836 shares of Series F preferred Stock).

“Administrative Agent” means Lateral in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Term Loan Commitments” means the combined Term Loan Commitments of the Lenders, which shall initially be in the amount of $8,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Applicable PIK Component” means, as of any date of determination, (a) if the Applicable Rate is sixteen percent (16.0%) per annum on such date, four percent (4.0%) per annum, and (b) if the Applicable Rate is nineteen percent (19.0%) per annum on such date, seven percent (7.0%) per annum.

“Applicable Rate” means sixteen percent (16.0%) per annum; provided, however, in the event the Applicable Rate Condition has not been satisfied by April 28, 2016, the “Applicable Rate” shall mean and refer to nineteen percent (19.0%) per annum for the period commencing with such date and thereafter until the Applicable Rate Condition has been satisfied (and, commencing with, and for periods following, the date of the satisfaction of the Applicable Rate Condition, the “Applicable Rate” shall be, and revert to, sixteen percent (16.0%) per annum).

“Applicable Rate Condition” means the receipt by Holdings after the Closing Date of unrestricted cash proceeds from an Equity Issuance of Holdings after the Closing Date in an aggregate amount of not less than $5,000,000 (excluding from such determination (x) any proceeds (escrowed or otherwise) from an Equity Issuance that was funded prior to the Closing Date, (y) any issuance or exercise of any warrants, options or other Stock Equivalents now or hereafter held by any director, officer or other employee of Holdings or any of its Subsidiaries, and (z) the Term Loans or the issuance of the Lateral Stock) and the contribution of all such proceeds to the capital of the Borrower.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by the Administrative Agent, substantially in the form of Exhibit A-1 or any other form approved by the Administrative Agent.

“ATL Commitment Termination Date” means the earliest to occur of (a) the date on which the ATL Commitments have been fully drawn and (b) five (5) Business Days after the Tender Offer shall have expired in accordance with the Tender Offer Documents (as in effect on the Closing Date or otherwise as amended or waived with the prior written consent of the Administrative Agent).

“ATL Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit A-2 hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Additional Term Loan made to the Borrower by such Lender or its predecessor(s).

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Blocked Account” means a deposit account of the Borrower designated as the “Cash Collateral Account” and that is the subject of a Control Agreement pursuant to which the Borrower and the depository bank have agreed that the Administrative Agent shall be the sole Person entitled to give instructions with respect to the disposition of funds maintained in such deposit account.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrowing” means a borrowing hereunder consisting of Term Loans made to or for the benefit of the Borrower by the Lenders pursuant to Article I.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $500,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CFC” means a Subsidiary that is a “controlled foreign corporation” as defined in Section 957(a) of the Code or any successor provision thereto.

“CFC Holding Company” means a Wholly-Owned Subsidiary of Holdings substantially all of the assets of which consists of equity interests in one or more CFCs or other CFC Holding Companies.

“Change of Control” means any of (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25%, or more, of the Stock and Stock Equivalents of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings; (b) a majority of the members of the Board of Directors of Holdings do not constitute Continuing Directors; (c) Holdings fails to own and control, directly or indirectly, 100% of the Stock and Stock Equivalents of (i) the Borrower and (ii) (other than as a result of a transaction expressly permitted under the Agreement) each other Credit Party; or (d) any “change of control” or term of similar import shall have occurred under any documentation evidencing Indebtedness in excess of the Threshold Amount.

“Closing Date” means October 28, 2015.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person who has granted a Lien to the Administrative Agent, in or upon which a Lien is granted, purported to be granted, or now or hereafter exists in favor of any Lender or the Administrative Agent for the benefit of the Administrative Agent, the Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Administrative Agent. For the avoidance of doubt, “Collateral” shall not include any Excluded Property.

“Collateral Access Agreement” means a landlord access or acknowledgement agreement of any lessor or other Person in possession of, having a Lien upon, or having rights or interests in a Credit Party’s books and records or chattel paper, in each case, in form and substance reasonably satisfactory to Administrative Agent.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement, each Collateral Access Agreement and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Obligations, and any Lender or the Administrative Agent for the benefit of the Administrative Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s ITL Commitment or ATL Commitment, as applicable divided by the Aggregate Term Loan Commitments; provided that (a) after any type of Term Loan has been funded, Commitment Percentages shall be determined for such type of Term Loan by reference to the outstanding principal balance thereof as of any date of determination rather than the applicable Term Loan Commitments therefor and (b) following the termination of all Term Loan Commitments, such term means, as to any Lender, the percentage equivalent of the principal amount of the Term Loans held by such Lender, divided by the aggregate principal amount of the Term Loans held by all Lenders.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consent to Assignment” means the consent and agreement of any Person to the granting of Liens by a Credit Party in the interests of such Credit Party in an agreement or other Property of such Credit Party pursuant to the Collateral Documents and the exercise of default remedies in respect thereof, all in form and substance satisfactory to the Administrative Agent.

“Consolidated Capital Expenditures” means, for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by the Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, that are or should be reflected as additions to property, plant or equipment or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries, or have a useful life of more than one year.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determined amount, the maximum amount so guarantied or supported.

“Continuing Director” means (a) any member of the Board of Directors of Holdings who was a director (or comparable manager) of Holdings on the Closing Date, and (b) any individual who becomes a member of the Board of Directors of Holdings after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors of Holdings by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors of Holdings in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Holdings and whose initial assumption of office resulted from such contest or the settlement thereof.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Administrative Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means the Borrower, Holdings and each other Person (a) which executes a guaranty of the Obligations, or (b) which grants a Lien to secure payment of the Obligations, which, for the avoidance of doubt, shall exclude all Excluded Subsidiaries.

“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Defined Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) that is subject to Title IV of ERISA for which the Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Sections 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(g) and 5.2(h), and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any Stock or Stock Equivalent issued by any Subsidiary of the Borrower and held by such transferor Person.

“Disqualified Stock” means any Stock or Stock Equivalent which, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days following the final maturity date of the Term Loans (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the prior payment in full in cash of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), the termination of all commitments to lend hereunder and the termination of this Agreement), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Stock or Stock Equivalents referred to in (a) above, in each case, at any time on or prior to the date that is ninety-one (91) days following the final maturity date of the Term Loans, or (c) is entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are paid in full in cash.

“Dollars”, “dollars” and “$” each mean lawful money of the United States.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or other electronic means.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and attorneys’ costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equity Issuance” means any issuance of Stock or Stock Equivalents by, or a capital contribution to, Holdings (other than in respect of the issuance of the Lateral Stock).

“Equity Investment Documents” means, collectively, (a) the Registration Rights Agreement dated as of Closing Date among Holdings and the Lenders party thereto, (b) the Redemption Rights Agreement dated as of Closing Date among Holdings and the Lenders party thereto, (c) Voting and Cooperation Agreement dated as of the Closing Date among (inter alios) the stockholders of Holdings party thereto, the Borrower, and the Lenders party thereto, and (d) any other documents or instruments executed in connection with any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Accounts” means (a) any payroll account, so long as such payroll account is a zero balance account, (b) withholding tax and fiduciary accounts and (c) petty cash accounts holding amounts on deposit which do not exceed $10,000.

“Excluded Property” has the meaning ascribed to such term in the Guaranty and Security Agreement.

“Excluded Subsidiary” means (a) any CFC, (b) any CFC Holding Company, and (c) any direct or indirect Subsidiary of a CFC.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Term Loan Commitment (other than pursuant to an assignment request by the Borrower under Section 10.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 10.1, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 10.1 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means all amounts received by a Credit Party or any Subsidiary thereof not in the Ordinary Course of Business, including: (a) foreign, United States, state or local tax refunds; (b) pension plan reversions; (c) proceeds of business interruption insurance; (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action; (e) indemnity payments; and (f) any purchase price adjustment received in connection with any purchase agreement.

“E-Fax” means any system used to receive or transmit faxes.

“Facility Termination Date” means the date on which all Term Loans and all other Obligations under the Loan Documents have been paid and satisfied in full. In the case of any contingent Obligations (excluding contingent Obligations as to which no claim has been asserted), there shall have been deposited cash collateral with respect to all such contingent Obligations in amounts and on terms and conditions and with parties reasonably satisfactory to the Administrative Agent and each Indemnitee that is, or may be, owed such Obligations.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Code, as in effect as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder or official interpretations with respect thereto and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means that certain letter agreement dated as of the date hereof between the Borrower and Lateral.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on September 30 of each year.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance reasonably satisfactory to the Administrative Agent, in either case, that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines, (b) shall include a deductible not to exceed $25,000 and (c) shall have a coverage amount equal to the lesser of (i) the “replacement cost value” of the buildings and any personal property Collateral located on the Real Estate as determined under the National Flood Insurance Program or (ii) the maximum policy limits set under the National Flood Insurance Program.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 11.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 3.11(a).

“Google San Jose Contract” means the Borrower’s contract to work on the Google San Jose project via Ericsson.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor” means any Person that has guaranteed any Obligations, which, for the avoidance of doubt, shall exclude all Excluded Subsidiaries.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to the Administrative Agent and the Borrower, made by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Holdings” has the meaning set forth in the recitals to this Agreement.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, including earnouts (other than trade payables entered into in the Ordinary Course of Business and which are not past due by more than 90 days); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) except as it relates to the Lateral Stock, all obligations of such Person, whether or not contingent, in respect of Disqualified Stock, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Lateral Stock” means, collectively, the Stock (designated Series D and F) issued by Holdings to the Lenders (or the Administrative Agent for the benefit of the Lenders) representing an aggregate of 15.0% (determined on a fully diluted basis) of the outstanding Stock and Stock Equivalents of Holdings (and, in connection with the foregoing (a) Lateral Juscom Feeder LLC is expected to be issued an aggregate of 54,480 shares of Series D preferred Stock and 84,356 shares of Series F preferred Stock, and (b) Lateral FTE Feeder LLC is expected to be issued an aggregate of 108,961 shares of Series D preferred Stock and 168,711 shares of Series F preferred Stock).

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including, without limitation, all Copyrights, Trademarks, Patents, IP Licenses and internet domain names.

“Interest Payment Date” means the last day of each calendar quarter, commencing with the calendar quarter ended December 31, 2015.

“Intermediate Holdings” means Optos Capital Partners, LLC, a Delaware limited liability company and (as of the Closing Date) the holder of all of the Stock and Stock Equivalents of the Borrower.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“ITL Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit I-1 hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Initial Term Loan made to the Borrower by such Lender or its predecessor(s).

“Lateral Entities” means Lateral or any of its Affiliates, including any investment funds or accounts managed by any of the foregoing.

“Lateral Stock” means, collectively, the Initial Lateral Stock and the Additional Lateral Stock.

“Lender” means each Lender that holds a Term Loan Commitment or a Term Loan, including such Lender’s successors and permitted assigns.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Consent to Assignment, the Fee Letter, and all documents delivered to the Administrative Agent and/or any Lender in connection with any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or Property of the Borrower or the Credit Parties and their Subsidiaries taken as a whole; (b) the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than the Administrative Agent or Lenders) to perform its obligations under any Loan Document; or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.

“Material Contract” means, with respect to each Credit Party, (a) the Google San Jose Contract (including any other Google related project), (b) the Settlement Agreements, (c) the Tender Offer Documents, (d) each contract or agreement to which such Credit Party or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $50,000 or more (other than purchase orders in the Ordinary Course of Business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the Ordinary Course of Business upon less than 60 days notice without penalty or premium) and (e) all other contracts or agreements, the loss of which could reasonably be expected to result in any Material Liability or a Material Adverse Effect.

“Material Liability” means, with respect to each Credit Party, any claim or other liability upon such Credit Party or its assets exceeding $25,000.

“Material Real Estate” means any fee simple Real Estate of a Credit Party that has a fair market value greater than $500,000.

“Maturity Date” means October 28, 2017.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Issuance Proceeds” means, in respect of any incurrence of Indebtedness or the issuance of Stock or Stock Equivalents by, or a capital contribution to, the Borrower, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such incurrence or issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss or otherwise in respect of the receipt of any Extraordinary Receipts, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to the Borrower or any Affiliate of the Borrower, (ii) sale, use or other transaction Taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness (other than Indebtedness evidenced hereby) secured by a Lien on the asset which is the subject of such Disposition, (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments, and (c) in the event of the receipt of any Extraordinary Receipts, all of the costs and expenses reasonably incurred in connection therewith.

“Non-Funding Lender” means any Lender that has failed to fund its Term Loans when required to do so in accordance with the terms of this Agreement, unless subject to a good faith dispute with respect thereto.

“Notice of Borrowing” means a notice given by the Borrower to the Administrative Agent in substantially the form of Exhibit N-1 hereto.

“Obligations” means all Term Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, the Administrative Agent or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax, other than any such connection arising from the Secured Party having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.7).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation or any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under Section 5.5(c) or 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Prepayment Premium” means, with respect to any payment of principal in respect of the Term Loans (including principal that has become due and payable following an Event of Default arising prior to the Maturity Date), a prepayment premium equal to six percent (6.0%) of the amount paid.

“Prior Creditor” means collectively (a) AmeriFactors Financial Group, LLC and (b) Michael Palleschi.

“Prior Indebtedness” means the Indebtedness and obligations specified on Schedule P-1 hereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries that is in deposit accounts or in securities accounts, or any combination thereof, and which such deposit account or securities account is the subject of a Control Agreement and is subject to a first priority (other than liens in favor of the depositary bank or securities intermediary for ordinary course bank charges as reflected in the Control Agreement) security interest in favor of the Administrative Agent perfected in accordance with applicable law; provided, that amounts maintained in the Blocked Accounts shall not constitute Qualified Cash.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) designed to provide protection against fluctuations in interest or currency exchange rates and any other agreements or arrangements designed to provide such protection.

“Real Estate” means any real property owned, leased (including, without limitation, each Leasehold Interest), subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Real Estate Collateral Requirements” means the following:

(a) The Administrative Agent shall have received (i) a commitment for a policy of title insurance that is acceptable to the Administrative Agent in its sole discretion with the final title insurance policy being delivered promptly following the recordation of the applicable Mortgage, insuring the Secured Parties’ first priority Liens and showing no Liens prior to the Secured Parties’ Liens other than Permitted Liens (each, a “Title Policy”), (ii) copies of all recorded documents creating exceptions to the applicable Title Policy, (iii) a certification from the National Research Center, or any successor agency thereto, regarding each parcel of real property subject to a Mortgage, (iv) a Phase I environmental assessment and such other environmental reports reasonably requested by the Administrative Agent regarding each parcel of real property subject to a Mortgage by an environmental engineering firm acceptable to the Administrative Agent showing no environmental conditions in violation of Environmental Laws or liabilities under Environmental Laws that could reasonably be expected to result in any Material Liability, and (v) all applicable Real Estate Support Documents.

(b) The Title Policy shall provide an insured amount that is acceptable to Administrative Agent in its sole discretion, and shall provide for all endorsements required by the Administrative Agent.

(c) The Borrower shall have provided or obtained any customary estoppels, affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Administrative Agent.

“Real Estate Support Documents” means such landlord waivers and non-disturbance agreements, third party consents, flood hazard certification, engineering and structural reports, permanent certificates of occupancy, evidence of zoning compliance and recordation of applicable leasehold interests, if any, and evidence of Flood Insurance (if required), as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent.

“Recipient” means the Administrative Agent and any Lender.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means the Lender having, or if there is more than one Lender, at least two Lenders in the aggregate having (a) more than fifty percent (50%) of the Aggregate Term Loan Commitments or (b) if the Aggregate Term Loan Commitments have been terminated, more than fifty percent (50%) of the outstanding principal amount of the Term Loans; provided, however, if, as of any date of determination, the Lenders are composed solely of Lateral Entities and WP Entities then Required Lenders shall require at least one (1) Lender that is a Lateral Entity and one (1) Lender that is a WP Entity.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer or the chief financial officer of the Borrower, as applicable, or any other officer having substantially the same authority and responsibility.

“S&P” means Standard & Poor’s Rating Services.

“Secured Party” means the Administrative Agent, each Lender, each other Indemnitee and each other holder of any Obligation of a Credit Party.

“Senior Secured Notes” means the senior secured notes of Holdings issued in connection with those certain Subscription Agreements and related Promissory Notes variously dated in 2011.

“Settlement Agreements” means (a) the Settlement and Release Agreement effective as of October 26, 2015 between Holdings and Daniel Fournier Agencement Sa., (b) the Settlement and Release Agreement effective as of October 27, 2015 between Optos Capital Partners, LLC and ASG US II LLC, and (c) the to be documented settlement arrangements described in the letter dated October 28, 2015 and addressed to Affiliates of Lateral by Maurice R. Mitts, Esq., counsel to Holdings (the “Martin & Airey Matter”).

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the fair value on a going concern basis of the present assets of such Person and its Subsidiaries, taken as a whole; (b) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (c) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to generally pay such debt as they mature in the ordinary course of business.  For the purposes hereof, (i) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability and (ii) the Term Loans shall be deemed to mature on the stated maturity dates set forth herein (without giving effect to any acceleration or mandatory prepayment thereof).

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means the Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Affiliate” means, (a) the Borrower, (b) each other Credit Party and (c) any Affiliate of the Borrower with which the Borrower files consolidated, combined or unitary Tax returns.

“Tender Offer” means Holdings’ offer to purchase the Senior Secured Notes in accordance with the Tender Offer Documents as in effect on the Closing Date.

“Tender Offer Documents” means, with respect to the Senior Secured Notes, (a) Holdings’ offer to purchase its Senior Secured Notes and (b) all other documents and instruments executed and delivered in connection with the foregoing.

“Term Loans” means, collectively, the Initial Term Loans, the Additional Term Loans (if any), and any interest paid-in-kind in accordance with Section 1.3 hereof.

“Threshold Amount” means $100,000.

“Title Company” means a title insurance company reasonably acceptable to the Administrative Agent.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transaction Documents” means, collectively, the Loan Documents, the Equity Investment Documents and the Tender Offer Documents.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower and the Administrative Agent.

“WP Entities” means Lateral FTE Feeder LLC or any of its Affiliates, including any investment funds or accounts managed by any of the foregoing.

11.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” All references to the time of day shall be a reference to New York time. If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless Holdings, the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other Liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, and any lease entered into after the date of this Agreement that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2014, in each case, shall be treated as an operating lease for all purposes under this Agreement. A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by the Administrative Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent.

11.4 Payments. The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party. Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Balance of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

JUS-COM, INC.

By: ______________________
Name:
Title:

Address for notices:
c/o FTE Networks, Inc.
5495 Bryson Dr, Suite 423
Naples, Florida 34109
Attention: Chief Executive Officer
Facsimile: __________________ Email: mpalleschi@ftenet.com

HOLDINGS:

FTE NETWORKS, INC.

By: _________________
Name:
Title:

Address for notices:
c/o FTE Networks, Inc.
5495 Bryson Dr, Suite 423
Naples, Florida 34109
Attention: Chief Executive Officer
Facsimile: __________________ Email: mpalleschi@ftenet.com

Signature Page of Credit Agreement
JUS-COM, Inc.

LATERAL JUSCOM FEEDER LLC,
as Administrative Agent

By: Lateral Global Investors, LLC, its Manager

By: /s/ Richard de Silva
Richard de Silva, Manager

Address for notices and payments:

c/o Lateral Global Investors LLC
1825 South Grant Street, Suite 210 San Mateo, California 94402
Attention: Patrick Feeney
Facsimile No.: _________________ Email: Patrick@lateralim.com

Signature Page of Credit Agreement
JUS-COM, Inc.

LATERAL JUSCOM FEEDER LLC,
as a Lender

By: Lateral Global Investors, LLC, its Manager

By: /s/ Richard de Silva
Richard de Silva, Manager

Address for notices and payments:

c/o Lateral Global Investors LLC
1825 South Grant Street, Suite 210 San Mateo, California 94402
Attention: Patrick Feeney
Facsimile No.: _________________ Email: Patrick@lateralim.com

Signature Page of Credit Agreement
JUS-COM, Inc.

LATERAL FTE FEEDER LLC,
as a Lender

By: Lateral Global Investors, LLC, its Manager

By: /s/ Richard de Silva
Richard de Silva, Manager

Address for notices and payments:

c/o Lateral Global Investors LLC
1825 South Grant Street, Suite 210 San Mateo, California 94402
Attention: Patrick Feeney
Facsimile No.: _________________ Email: Patrick@lateralim.com

Signature Page of Credit Agreement
JUS-COM, Inc.

LATERAL U.S. CREDIT OPPORTUNITIES FUND, L.P., as a Lender

By: Lateral Credit Opportunities, LLC, its General Partner

By: /s/ Richard de Silva
Richard de Silva, Manager

Address for notices and payments:

c/o Lateral Global Investors LLC
1825 South Grant Street, Suite 210 San Mateo, California 94402
Attention: Patrick Feeney
Facsimile No.: _________________ Email: Patrick@lateralim.com

Signature Page of Credit Agreement
JUS-COM, Inc.

Schedule 1.1(a)
Initial Term Loan Commitments
Lateral Juscom Feeder LLC	$2,000,000
Lateral FTE Feeder LLC	$4,000,000

Schedule 1.1(b)
Additional Term Loan Commitments
Lateral U.S. Credit Opportunities Fund	$2,000,000

Schedule 3.18
Insurance

Schedule 3.19
Ventures, Subsidiaries and Affiliates, Outstanding Stock
Subsidiaries and Joint Ventures:

Issued and outstanding Stock and Stock Equivalent of each Credit Party:
Credit Party:	Holders:	Type of Interest:	Number of Units:	Percentage of Total Voting Power (rounded):	Percentage Interest (rounded):

Preemptive or other rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party or Subsidiary thereof may be required to issue, sell, repurchase or redeem any Stock or Stock Equivalents:

Schedule 3.23(b)
Jurisdiction of Organization; Legal Names; Etc.
Legal Name:	Type of Entity:	Registered Organization (Yes / No):	Organizational Number:	Federal Taxpayer Identification Number:	Jurisdiction of Formation:

Schedule 3.23(c)
Intellectual Property

Schedule 3.23(d)
Documents; Instruments

Schedule 3.23(e)
Deposit Accounts; Securities Accounts
Deposit Accounts:

Securities Accounts:

Schedule 3.23(f)
Electronic Chattel Paper; Letter of Credit Rights
Electronic Chattel Paper:

Letter of Credit Rights:

Schedule 3.23(g)
Commercial Tort Claims

Schedule 3.23(h)
Pledged Stock and Stock Equivalents

Schedule 3.23(i)
Chief Executive Office; Real Estate Related Disclosures
Chief Executive Office:

Other Locations:

Schedule 3.23(j)
Material Contracts

Schedule 4.14
Post-Closing Milestones

1.	No later than January 28, 2016, Holdings shall provide evidence to the Administrative Agent that it has undertaken commercially reasonable efforts to expand its Board of Directors.

2.	No later than April 28, 2016, Holdings shall have hired a Chief Financial Officer with public company CFO experience; any such Person shall be acceptable to the Administrative Agent (such approval not to be unreasonably withheld).

3.	No later than July 28, 2016 (a) the Board of Directors will be composed of not less than seven (7) Persons, not less than three of which shall constitute independent board members (within the meaning of the NYSE and NASDAQ listing requirements), and (b) the Board of Directors shall have formally established Audit and Compensation Committees, each of which shall be chaired by an independent board member.

4.	No later than October 28, 2017, Holdings shall provide evidence to the Administrative Agent that it has undertaken commercially reasonable efforts to uplist Holdings’ Stock from the OTC board to NASDAQ or another national securities exchange reasonably acceptable to the Administrative Agent.

5.	No later than November 28, 2015, Holdings shall provide (i) evidence to the Administrative Agent that all deposit accounts of the Credit Parties maintained with Wells Fargo Bank, National Association have been closed and (ii) to the extent not delivered on the Closing Date, Control Agreements on all deposit accounts of the Credit Parties, other than deposit accounts constituting Excluded Accounts or otherwise maintained at Fifth Third Bank.

6.	No later than December 28, 2015, Holdings shall provide evidence to the Administrative Agent that all deposit accounts of the Credit Parties maintained with Fifth Third Bank have been closed.

7.	No later than November 6, 2015, the Credit Parties shall have delivered to the Administrative Agent (i) insurance certificates and lenders loss payable endorsements in respect of the Credit Parties’ insurance policies, all in form and substance satisfactory to the Administrative Agent, (ii) duly authorized and issued Stock certificates of all Credit Parties composing Collateral, together with associated Stock powers duly executed in blank with respect thereto, (iii) evidence that the Organizational Documents of each Credit Party that is a limited liability company organized under the laws of the United States or a political subdivision thereof have been amended, in form and substance reasonably satisfactory to the Administrative Agent, to reflect the members’ election to opt-in to Article 8 of the UCC, certificate the Stock of such Credit Party and otherwise to accommodate any assignments thereof arising from the exercise of default remedies by the Secured Parties, and (iv) legal opinions from (A) K&L Gates LLP, designated transactional counsel to the Credit Parties, (B) special Nevada counsel to the Credit Parties, and (C) special Indiana counsel to the Credit Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

8.	No later than November 13, 2015, Holdings’ transfer agent shall have delivered to the Lenders the Initial Lateral Stock.

9.	The Credit Parties shall use commercially reasonable efforts to prepare, execute and deliver final (and effective) documentation evidencing the resolution of the Martin & Airey Matter no later than November 13, 2015, all in form and substance reasonably satisfactory to the Administrative Agent and (in any event) on terms consistent with the terms described to the Administrative Agent prior to the Closing Date.

Schedule 5.1
Liens

Schedule 5.4
Investments

Schedule 5.5
Indebtedness

Schedule 5.9
Contingent Obligations

Schedule P-1
Prior Indebtedness

With respect to the Closing Date, Indebtedness evidenced by:

➢	the Factoring Agreement dated as of May 12, 2014 between AmeriFactors Financial Group, LLC and Focus Fiber Solutions, LLC

➢	the Factoring Agreement dated as of May 12, 2014 between AmeriFactors Financial Group, LLC and JUS-COM, INC.

With respect to the Borrowing date of the Additional Term Loans, Indebtedness evidenced by:

➢	Michael Palleschi

Exhibit 2.1(c)
Form of Solvency Certificate

Dated: [•], 2015

This Solvency Certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 2.1(c) of the Credit Agreement dated as of October 28, 2015 (as be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among JUS-COM, INC., an Indiana corporation (the “Borrower”), the other Credit Parties party thereto, the Lenders party thereto and LATERAL JUSCOM FEEDER LLC, as Administrative Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

I, [●], the [Chief Executive Officer][Chief Financial Officer] of Holdings and the Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.	I am familiar with the businesses and assets of Holdings and each of its Subsidiaries and the Borrower and each of its Subsidiaries and am duly authorized to execute this Solvency Certificate on behalf of Holdings and the Borrower pursuant to the Credit Agreement; and

2.	As of the date hereof and after giving effect to the entry into the Credit Agreement on the date hereof and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement that, (i) the sum of the debt (including contingent liabilities) of the Borrower does not exceed the fair value on a going concern basis of the present assets of the Borrower; (ii) the sum of the debt (including contingent liabilities) of the Credit Parties, taken as a whole, does not exceed the fair value on a going concern basis of the present assets of the Credit Parties, taken as a whole; (iii) the capital of the Borrower is not unreasonably small in relation to the business of the Borrower, as contemplated as of the date hereof; (iv) the capital of the Credit Parties, taken as a whole, is not unreasonably small in relation to the business of the Credit Parties, taken as a whole, as contemplated as of the date hereof; (v) the Borrower does not intend to incur, or believe that it will incur, debts (including current obligations and contingent liabilities) beyond its ability to generally pay such debts as they mature in the ordinary course of business; and (vi) the Credit Parties, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to generally pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. For the purposes of making any determination pursuant to this paragraph, the Indebtedness evidenced by the Credit Agreement shall be deemed to mature on the stated schedule set forth in the Credit Agreement (without giving effect to any acceleration or mandatory prepayment thereof).

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

FTE NETWORKS, INC., a Nevada corporation
JUS-COM, INC., an Indiana corporation

By: ___________________________
Name:
Title:

[SIGNATURE PAGE TO SOLVENCY CERTIFICATE]

Exhibit 4.2(b)
Form of Compliance Certificate

Dated: [•]

This Compliance Certificate (this “Certificate”) is given by JUS-COM, INC., an Indiana corporation (the “Borrower”), pursuant to Section 4.2(b) of that certain Credit Agreement dated as of October 28, 2015 (as be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and LATERAL JUSCOM FEEDER LLC, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of Holdings and the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of Holdings and the Borrower. By executing this Certificate, such officer hereby certifies to the Administrative Agent and the Lenders, on behalf of Holdings and the Borrower, that:

(a) the financial statements delivered with this Certificate in accordance with Section 4.1(a), 4.1(b) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b) Annex A includes a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement for the relevant periods ended [•];1

(c) Annex B hereto supplements Schedule 3.23(b) – (j) so that the information reflected thereon is true and correct in all material respects on the date hereof2;

(d) to the best of such officer’s knowledge, no Default or Event of Default exists [, except as follows: ____________________________________];

(e) since the Closing Date and except as disclosed in prior Certificates delivered to the Administrative Agent, no Credit Party and no Subsidiary of any Credit Party has:

(i) changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary[, except as follows: ____________________________________];

(ii) acquired all or substantially all of the assets of, or merged or consolidated with or into, any Person[, except as follows:_____________________________________]; or

(iii) changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases[, except as follows: ____________________ _______________________________].

_________________________

1 Note to Borrower: Unless otherwise specified, all financial covenants are calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP. All calculations are without duplication.

2 Note to Borrower: Include for annual and quarterly financial reporting.

[Balance of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, Holdings and the Borrower have caused this Certificate to be executed by one of its Responsible Officers as of the date first written above.

FTE NETWORKS, INC., a Nevada corporation
JUS-COM, INC., an Indiana corporation

By: ____________________
Name: __________________
Title:___________________

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

ANNEX A

TO COMPLIANCE CERTIFICATE
Selected Financial Definitions and Calculations

I. Section 6.1: Calculation of Consolidated Capital Expenditures
Consolidated Capital Expenditures (exclusive of Consolidated Capital Expenditures constituting the acquisition, or any scheduled payment made in connection with the financing, of equipment in the Ordinary Course of Business, but otherwise including any amounts paid in connection with exercise of any interim or end-of-term lease buyout option)	___________________
Permitted Consolidated Capital Expenditures	___________________
In compliance	Yes/No

ANNEX A

TO COMPLIANCE CERTIFICATE
Selected Financial Definitions and Calculations

II. Definition/Calculation of Consolidated EBITDA
“Consolidated EBITDA” for the [five][eight][eleven][twelve] month period ended [●] (the “Measurement Period”) is defined as follows:
A.	Net income (or loss) of Holdings and its Subsidiaries for the applicable twelve month period determined on a consolidated basis in accordance with GAAP[3]	___________________
Less (or plus), to the extent included above in net income (or loss) for such period:
(1) the income (or loss) of any Person which is not a Subsidiary of Holdings, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person was not at the time subject to the consent of a third party or prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person		___________________
(2) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries		___________________
(3) gains (or losses) from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of Holdings and its Subsidiaries, and related tax effects in accordance with GAAP		___________________
(4) any other extraordinary gains (or losses) of Holdings or its Subsidiaries, and related tax effects in accordance with GAAP		___________________
(5) income tax refunds received, in excess of income tax liabilities for such period		___________________
B.	Total exclusions from (additions to) net income (sum of (1)-(5) above)	___________________
Plus, without duplication, to the extent included in the calculation of net income (or loss) for such period:
(1) the depreciation expense for such period, determined on a consolidated basis in accordance with GAAP		___________________
(2) the amortization expense for such period, determined on a consolidated basis in accordance with GAAP		___________________
(3) the interest expense for such period, determined on a consolidated basis in accordance with GAAP[4]		___________________
(4) the tax expense for such period, determined on a consolidated basis in accordance with GAAP		___________________
C.	Total add backs to net income (sum of (1)-(4) above):	___________________
D.	Consolidated EBITDA (result of A minus B plus C above)	___________________
E.	Minimum Required Consolidated EBITDA	___________________
In compliance		Yes/No

___________________________

3 NTD: In the event the Lateral Stock is characterized as a liability on the balance sheet of Holdings prepared in accordance with GAAP, exclude the imputed interest expense associated with the Lateral Stock; interest expense attributable to OID shall not be excluded

ANNEX A

TO COMPLIANCE CERTIFICATE
Selected Financial Definitions and Calculations

III. Section 6.3: Consolidated Leverage Ratio
“Consolidated Leverage Ratio” is defined as follows:
A.	The aggregate principal balance of the Term Loans as of the date of measurement	___________
B.	Consolidated EBITDA for the twelve month period ending on the date of measurement (per II above)	___________
Consolidated Leverage Ratio (result of A divided by B above)		___________
Permitted maximum Leverage Ratio		___________
In Compliance		Yes/No

ANNEX A

TO COMPLIANCE CERTIFICATE
Selected Financial Definitions and Calculations

IV. Section 6.4: Definition/Calculation of Consolidated Debt Service Coverage Ratio
“Consolidated Debt Service Coverage Ratio” for the twelve month period ended [●] (the “Measurement Period”) is defined as follows:
A.	Consolidated EBITDA (per Part II above)	___________________
Debt Service Charges: the interest expense in respect of the Term Loans for such Measurement Period, determined on a consolidated basis in accordance with GAAP
B.	Total Debt Service Charges:	___________________
C.	Consolidated Debt Service Coverage Ratio (result of A divided by B above)	___________________
D.	Minimum Required Consolidated Debt Service Coverage Ratio	___________________
In compliance		Yes/No

ANNEX A

TO COMPLIANCE CERTIFICATE
Selected Financial Definitions and Calculations

V. Section 6.5: Qualified Cash
Qualified Cash	______________
Minimum required Qualified Cash	______________
In Compliance	Yes/No

Exhibit 10.1-1
Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 28, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, JUS-COM, INC., an Indiana corporation, and LATERAL JUSCOM FEEDER LLC, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Pursuant to the provisions of Section 10.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Date: ________ __, 20[ ]	[Name of Lender]

By: ___________________________
Name:
Title:

Exhibit 10.1-2
Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 28, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, JUS-COM, INC., an Indiana corporation, and LATERAL JUSCOM FEEDER LLC, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Pursuant to the provisions of Section 10.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Date: ________ __, 20[ ]	[Name of Participant]

By: ___________________________
Name:
Title:

Exhibit 10.1-3
Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 28, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, JUS-COM, INC., an Indiana corporation, and LATERAL JUSCOM FEEDER LLC, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Pursuant to the provisions of Section 10.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Date: ________ __, 20[ ]	[Name of Participant]

By: ___________________________
Name:
Title:

Exhibit 10.1-4
Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 28, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, JUS-COM, INC., an Indiana corporation, and LATERAL JUSCOM FEEDER LLC, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Pursuant to the provisions of Section 10.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Date: ________ __, 20[ ]	[Name of Lender]

By: ___________________________
Name:
Title:

Exhibit A-1
Form of Assignment and Assumption

Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]5 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 6 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]7 hereunder are several and not joint.]8 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]: ______________________________

______________________________

_______________________

[5]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[6]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[7]	Select as appropriate.

[8]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.	Assignee[s]: ______________________________

______________________________
[Assignee	is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s): JUS-COM, INC., an Indiana corporation

4.	Administrative Agent: LATERAL JUSCOM FEEDER LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of October 28, 2015 among JUS-COM, INC., the other Credit Parties party thereto, the Lenders party thereto, and LATERAL JUSCOM FEEDER LLC, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][9]	Assignee[s][10]	Facility Assigned[11]	Aggregate Amount of Commitment/Loans for all Lenders[12]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[13]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

7. Trade Date: ______________]14

_____________________________

[9]	List each Assignor, as appropriate.

[10]	List each Assignee, as appropriate.

[11]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Loan Commitment,” etc.)

[12]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[13]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[14]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]15

[NAME OF ASSIGNOR]

By:______________________________

Title:

[NAME OF ASSIGNOR]

By:______________________________

Title:

ASSIGNEE[S]16

[NAME OF ASSIGNEE]

By:______________________________

Title:

[NAME OF ASSIGNEE]

By:______________________________

Title:

[Consented to and]17 Accepted:

LATERAL JUSCOM FEEDER LLC, as

Administrative Agent

By: _________________________________

Title:

[Consented to:]18

[NAME OF RELEVANT PARTY]

By: ________________________________

Title:

____________________________

[15]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[16]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[17]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[18]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.8 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and Assumption and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A-2
Form of Additional Term Loan Note
Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $[●]	Dated: [•]

FOR VALUE RECEIVED, the undersigned, JUS-COM, INC., an Indiana corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Additional Term Loan of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement referred to below. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Additional Term Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to Lateral Juscom Feeder LLC, as Administrative Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Additional Term Loan Note (this “Note”) is one of the ATL Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of October 28, 2015 (as the same may be amended, modified and/or restated from time to time, the “Credit Agreement”) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto, and Lateral Juscom Feeder LLC, as Administrative Agent.

The Credit Agreement, among other things, (a) provides for the making of the Additional Term Loan by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Additional Term Loan being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.22 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

JUS-COM, INC., an Indiana corporation, the Borrower

By:________________________________
      Name:
      Title:

Exhibit I-1
Form of Initial Term Loan Note
Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $[●]	Dated: [•]

FOR VALUE RECEIVED, the undersigned, JUS-COM, INC., an Indiana corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Initial Term Loan of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement referred to below. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Initial Term Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to Lateral Juscom Feeder LLC, as Administrative Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Initial Term Loan Note (this “Note”) is one of the ITL Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of October 28, 2015 (as the same may be amended, modified and/or restated from time to time, the “Credit Agreement”) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto, and Lateral Juscom Feeder LLC, as Administrative Agent.

The Credit Agreement, among other things, (a) provides for the making of the Initial Term Loan by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Initial Term Loan being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.22 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

JUS-COM, INC., an Indiana corporation, the Borrower

By: _______________________________
       Name:
       Title:

Exhibit N-1
Form of Notice of Borrowing

Dated: [●]

LATERAL JUSCOM FEEDER LLC,
as Administrative Agent
under the Credit Agreement referred to below

1825 South Grand Street, Suite 210 San Mateo, California 94402
Attention: Patrick Feeney
Email: Patrick@lateralim.com

Re: JUS-COM, INC. (the “Borrower”)

Reference is made to the Credit Agreement dated as of October 28, 2015 (as the same may be amended, modified and/or restated from time to time, the “Credit Agreement”) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and Lateral Juscom Feeder LLC, as Administrative Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section __ of the Credit Agreement, of its request of a borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in connection therewith, sets forth the following information:

A. The date of the Proposed Borrowing is [•] (the “Funding Date”).

B. The aggregate principal amount of the [Initial][Additional] Term Loans is [$6,000,000][$2,000,000].

C. The proceeds of the [Initial][Additional] Term Loans should be distributed as provided therefor on Annex I hereto.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing:

(i) each representation and warranty set forth in Article III of the Credit Agreement or in any other Loan Document is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation and warranty expressly relates to an earlier date (in which event such representation and warranty was true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

(ii) no Default or Event of Default has occurred and is continuing; and

(iii) all conditions precedent to the funding of the [Initial][Additional] Term Loans have been satisfied.

[Balance of page intentionally left blank; signature page follows.]

Sincerely,

JUS-COM, INC.,

an Indiana corporation, the Borrower

By:  /s/ John C. Wood

Name: John C. Wood

Title: President

ANNEX I – DISBURSEMENT INSTRUCTIONS